                                                                   EXHIBIT 10.38






                         MASTER REVOLVING LINE OF CREDIT
                                 LOAN AGREEMENT
                         (BORROWING BASE AND WAREHOUSE)

                                 By and Between

                 DESERT MOUNTAIN PROPERTIES LIMITED PARTNERSHIP
                                  ("BORROWER")

                                       And

                            NATIONAL BANK OF ARIZONA
                                   ("LENDER")


                               Dated: May 14, 1998

                         MASTER REVOLVING LINE OF CREDIT
                                 LOAN AGREEMENT
                         (BORROWING BASE AND WAREHOUSE)


         This MASTER REVOLVING LINE OF CREDIT LOAN AGREEMENT (BORROWING BASE AND WAREHOUSE), dated as of May 14, 1998, is made and entered into by and between DESERT MOUNTAIN PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("BORROWER"), and NATIONAL BANK OF ARIZONA, a national banking association ("LENDER").

                                    RECITALS:

         Borrower has applied to Lender for (i) a revolving line of credit (borrowing base) for the purpose of financing the development of Lots and the construction of Spec Units and Presold Units (as such terms are hereinafter defined) and (ii) a revolving line of credit (warehouse) for the purpose of warehousing carry back notes and deeds of trust in favor of Borrower from the purchasers of custom lots in an Approved Subdivision (as such term is hereinafter defined), subject to the conditions set forth herein.

                                   AGREEMENT:

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. In this Agreement, the following capitalized terms have the following meanings:

                  "ADVANCE" means an advance of Loan proceeds, other than a Protective Advance, by the Lender to Borrower hereunder.

                  "ADVANCE REQUEST", as defined in SECTION 2.2(d)(iv).

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGREEMENT" means this Master Revolving Line of Credit Loan Agreement (Borrowing Base and Warehouse), as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

                  "APPRAISAL" means, as the context requires, a Unit Appraisal, Eligible Lot Appraisal, or any other appraisal undertaken pursuant to the provisions of this Agreement.

                  "APPROVALS AND PERMITS" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, entitlements and other actions and rights granted by or filings with any Person necessary, or appropriate for the state of construction of Units, for the sale of Units and Eligible Lots, for occupancy, ownership, and use by Borrower and other Persons of the Units, or otherwise for the conduct of, or in connection with, the business and operations of Borrower.

                  "APPROVED SUBDIVISION" means a Subdivision that has been approved as provided in SECTION 4.2.

                  "AVAILABLE BORROWING BASE COMMITMENT" means, at any time, the lesser of:

                           (a) The Borrowing Base Commitment Amount;

                           (b) 50% of the total Unit Collateral Values for all
                  Units plus 50% of the total of the Eligible Lot Collateral Values for all Eligible Lots; or

                  (c) 100% of the total Unit Collateral Values, all as reported in the most recent Borrowing Base Reconciliation Report,

         LESS in any case any remargining payment required pursuant to SECTION
         2.9 but not yet paid.

                  "BORROWING BASE" consists of the Eligible Collateral from time to time prior to the Maturity Date and as reflected in the most current Borrowing Base Reconciliation Report.

                  "BORROWING BASE ADVANCE" means an advance of Borrowing Base Loan proceeds by the Lender to Borrower hereunder.

                  "BORROWING BASE COMMITMENT" means the agreement of Lender to make Advances on the Borrowing Base Loan pursuant to the terms and conditions of this Agreement.

                  "BORROWING BASE COMMITMENT AMOUNT" means the total maximum amount that the Lender is obligated to fund, and that is available at any particular time under the Borrowing Base Loan, under this Agreement. The total Borrowing Base Commitment Amount is
         $25,000,000.00.

                  "BORROWING BASE LOAN" means the borrowing base credit facility made available to Borrower in accordance with this Agreement.

                  "BORROWING BASE NOTE" means the promissory note executed by Borrower and payable to Lender in the maximum Borrowing Base Commitment Amount, evidencing Borrower's indebtedness hereunder, as such note may be amended, modified, extended, renewed, supplemented or restated from time to time.

                  "BORROWING BASE RECONCILIATION REPORT" means a report prepared by the Lender setting forth, inter alia, the Eligible Collateral then constituting the Borrowing Base, the Collateral Value of the Borrowing Base, the Cost to Complete relating to the Eligible Collateral, the Available Borrowing Base Commitment and certain other information, in the format prescribed by the Lender from time to time.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

                  "CALENDAR MONTH" means any of the 12 calendar months of the year.

                  "CC&RS" means and includes restrictive covenants, conditions, restrictions, easements, and other rights that exist or are contemplated with respect to a Subdivision.

                  "CLUB" means The Desert Mountain Club, currently a fictitious business name of Borrower, as owner and operator of the private club facilities at Desert Mountain comprised of five golf courses (inclusive of the course now under construction), the clubhouses and pro shops adjoining such courses, the Sonoran Clubhouse and the swim, tennis, fitness and other recreational facilities adjacent thereto. At such time as such facilities are transferred to an entity other than Borrower, the "Club," as used in this Agreement, shall refer to such successor owner. Where the context so requires, "Club" shall also mean the association of members enjoying use privileges with respect to such facilities.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

                  "COLLATERAL CERTIFICATE" means the certificate of Borrower, in form and substance satisfactory to the Lender and containing such certifications as the Lender may require, setting forth the information required by SECTION 3.4.

                  "COLLATERAL DOCUMENTS", as defined in SECTION 2.2(d)(v).

                  "COLLATERAL INVENTORY REPORT" means the report prepared by Borrower as required by SECTION 3.4.

                  "COLLATERAL VALUE" means, from time to time, the aggregate total of the Unit Collateral Values for all Units and the Eligible Lot Collateral Values for all Eligible Lots included in Eligible Collateral at the time the Collateral Value of the Borrowing Base is determined.

                  "COMMITMENT" shall mean collectively the Borrowing Base Commitment and the Warehouse Commitment.

                  "CONVERSION FEE" means the amount payable to the Club in order to convert a non-equity Membership to a Deferred Equity Golf Membership, or to upgrade a Deferred Equity Club Membership to a Deferred Equity Golf Membership, or to "attach" a Deferred Equity Golf Membership to a Lot as to which no Membership was associated at the time the related Lot or Mortgage Note was pledged to Lender. EXHIBIT A, attached hereto, lists the Conversion Fee payable with respect to the Membership associated with each Eligible Mortgage Loan covered by this Agreement based on the Membership Contribution of $125,000 in effect as of March, 1998 (the Conversion Fee for "Type 2" and "Type 5" Memberships are an approximation only). Changes in the Membership Contribution over time, at the discretion of the Club, will result in changes in the Conversion Fee for each Membership type, as follows:

                     Membership Type                            Calculation
                     ---------------                            -----------
                          20, 25               25% of Membership Contribution

                            3                  Membership Contribution less $50,000

                           2, 5                Membership Contribution less the sum of
                                               dues actually paid on a given Membership
                                               account through time of conversion, subject
                                               to $50,000 cap on such dues credit

                         1, 8, 22              Full Membership Contribution

                          41, 44               68% of Membership Contribution

                            19                 120% of Membership Contribution

                  "COST TO COMPLETE" shall mean, as applicable, the total of all hard costs and soft costs as reasonably determined by Lender to complete an Eligible Lot or a Unit as provided in the Unit Budgets and Eligible Lot Budgets provided to Lender.

                  "CRESCENT" shall mean Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, or as the context requires, Crescent Operating, Inc., the general or limited partner of Borrower or Affiliates.

                  "CRESCENT DEEDS OF TRUST" shall mean those certain deeds of trust executed by Borrower as trustor, in favor of Crescent as beneficiary, subordinated to Lender pursuant to the Subordination Agreement.

                  "CRESCENT NOTES" shall mean that certain promissory note dated August 29, 1997 in the original principal amount of $110,000,000.00 and that certain promissory note dated August 29, 1997 in the original principal amount of $60,000,000.00, each of which was executed by Borrower in favor of Crescent and secured by the Crescent Deeds of Trust.

                  "DEED OF TRUST" and "DEEDS OF TRUST" mean each and all deeds of trust, mortgages, assignments of leases and rents, fixture filings, and security agreements, securing the Note and the Obligations, granted from time to time by Borrower, as mortgagor, trustor, or assignor, to the Lender, as mortgagee, beneficiary and trustee (unless the Lender consents to the transfer to another Person to act as trustee under a deed of trust), or assignee, each being substantially in the form required by the Lender from time to time, as the same may be amended, modified, supplemented, extended, restated, or renewed from time to time.

                  "DEFAULT INTEREST RATE" shall mean a rate of interest equal to the aggregate of 4% per annum plus the Interest Rate. The Default Interest Rate shall change as and when the Prime Rate changes.

                  "DEFERRED EQUITY MEMBERSHIP PLAN" means the Deferred Equity Membership Plan dated July 1, 1994, as published by the Club, together with all future amendments thereto.

                  "DRAW REQUEST" means a completed, written request in form and substance satisfactory to the Lender, from Borrower to the Lender requesting a Borrowing Base Advance under the Borrowing Base Loan, together with such other documents and information as the Lender may require from time to time.

                  "DUE DILIGENCE INFORMATION" means any and all information regarding the Mortgage Loans that exists or was developed in connection with Borrower's or its agent's generating, servicing or analysis of the Mortgage Loans prior to assignment to Lender.

                  "EFFECTIVE DATE" means the date on which all of the conditions precedent in SECTION 4.1 have first been satisfied.

                  "ELIGIBLE COLLATERAL" means the Units and the Eligible Lots that meet the requirements of this Agreement for inclusion as Eligible Collateral and that are included in a Borrowing Base Reconciliation Report.

                  "ELIGIBLE LOT" means a Lot in an Approved Subdivision that has satisfied the requirements in SECTION 4.3 for inclusion in Eligible Collateral as an Eligible Lot.

                  "ELIGIBLE LOT APPRAISAL" means a FNMA/URAR Appraisal of an Eligible Lot.

                  "ELIGIBLE LOT APPRAISED VALUE" means the market value for an Eligible Lot, as if complete, as reasonably determined by the Lender after its review of the Eligible Lot Appraisal for an Eligible Lot.

                  "ELIGIBLE LOT BUDGET" means the amount allocated by Borrower to the hard and soft costs associated with the development of each Eligible Lot included as Eligible Collateral, as set forth in budgets and cost breakdowns delivered to Lender. The Eligible Lot Budget will specifically set forth the building permit fees, tap fees, impact fees, development fees, and other municipal, county, school district, and special district fees and assessments required for the development of the Eligible Lot. The Eligible Lot Budget will be subject to review and reasonable approval by the Lender.

                  "ELIGIBLE LOT COLLATERAL VALUE" means with respect to each Eligible Lot, an amount equal to the difference between the Eligible Lot Appraised Value and the Cost to Complete, if any, of the Eligible Lot.

                  "ELIGIBLE LOT ELIGIBILITY DATE" means, with respect to each Eligible Lot, the date on which the Eligible Lot is first included in Eligible Collateral as an Eligible Lot pursuant to this Agreement, as reflected on the Borrowing Base Reconciliation Report, and regardless of whether periods exist during which such Eligible Lot is not included as Eligible Collateral.

                  "ELIGIBLE MORTGAGE LOAN" means a Mortgage Loan which is secured by a Mortgage constituting a first lien on a Lot located in an Approved Subdivision and its corresponding Membership, if any, and satisfies the conditions precedent pursuant to SECTION 4.6 of this Agreement.

                  "ENVIRONMENTAL AGREEMENT" means each environmental indemnity or similar agreement, executed by Borrower for the benefit of the Lender, as any such agreement may be amended, modified, extended, renewed, restated, or supplemented from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

                  "EVENT OF DEFAULT" means as defined in SECTION 9.1.

                  "FICO", as defined in SECTION 4.6.

              "FINANCIAL COVENANT DEFAULT" means any Event of Default that occurs by reason of a breach by Borrower with respect to any of the Financial Covenants.

              "FINANCIAL COVENANTS" means the covenants set forth in ARTICLE 7.

              "GAAP" means generally accepted accounting principles consistently applied.

              "GOVERNMENTAL AUTHORITY" or "GOVERNMENTAL AUTHORITIES" means any and all governments or courts and/or any and all agencies, authorities, bodies, bureaus, departments, or instrumentalities of any government.

              "HARD COSTS" shall mean the hard costs for the construction of a Unit and/or development of a Lot as provided in the Unit Budget and/or Eligible Lot Budget.

              "IMPOSITIONS" means any and all of the following:

                     (a) Real property taxes and assessments (general and
              special) assessed against or imposed upon or in respect of any of the Collateral or the Obligations;

                     (b) Personal property taxes assessed against or imposed
              upon or in respect of any of the Collateral or the Obligations;

                     (c) Other taxes and assessments of any kind or nature that are assessed or imposed upon or in respect of the Collateral or the Obligations or that may result in a Lien or Encumbrance upon any of the Collateral (including, without limitation, non-governmental assessments, levies, maintenance and other charges whether resulting from covenants, conditions, and restrictions or otherwise, water and sewer rents and charges, assessments on any water stock, utility charges and assessments, and owner association dues, fees, and levies);

                     (d) Taxes or assessments on any of the Collateral in lieu
              of or in addition to any of the foregoing;

                     (e) Taxes on income, revenues, rents, issues, and profits, and franchise taxes;

                     (f) Costs, expenses, and fees arising from or related to
              any of the Approvals and Permits or the Requirements; and

                     (g) Assessment, documentary, indebtedness, license, stamp, and revenue charges, fees, and taxes and any other fees or taxes imposed on the Lender and measured by or based in whole or in part upon ownership of any Deed of Trust, interest in Collateral, or any promissory note, guaranty, or indebtedness secured by any Deed of Trust or upon the nature or amount of the Obligations,

         EXCLUDING, HOWEVER, from all of the foregoing any estate, excess profits, franchise, income, inheritance, or similar tax levied on the Lender.

                  "INTEREST RATE" means the rate of interest as provided in the Note.

                  "INVOLUNTARY LIEN" means any Lien or Encumbrance securing the payment of money or the performance of any other obligation created involuntarily under any law, ordinance, regulation, or rule, or otherwise and any claim of any such Lien or Encumbrance. For purposes of the Loan Documents and the rights and remedies thereunder, "stop notices" or similar notices and demands from Persons performing work or supplying materials with respect to any Collateral and who are asserting lien rights, shall be considered as Involuntary Liens.

                  "LATE CHARGES" means the charges described in SECTION 2.4(e).

                  "LIEN OR ENCUMBRANCE" and "LIENS AND ENCUMBRANCES" mean, respectively, each and all of the following:

                           (a) Any lease or other right to use;

                           (b) Any assignment as security, conditional sale,
                  grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created (including, without limitation, Involuntary Liens) and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and

                           (c) Any option, right of first refusal, or other
                  interest or right.

                  "LOAN" means collectively the Borrowing Base Loan and the Warehouse Loan.

                  "LOAN DOCUMENTS" means this Agreement, the Note, the Deeds of Trust, the Pledge Agreement, the Environmental Agreements, the Subordination Agreement and any other guaranties, agreements, documents, or instruments now or hereafter evidencing, guarantying or securing the Obligations and any and all Advances and Protective Advances made hereunder, as this Agreement, the Note, the Deeds of Trust, the Pledge Agreement, the Environmental Agreements, the Subordination Agreement and such other agreements, documents, and instruments may be amended, modified, extended, renewed, restated, or supplemented from time to time.

                  "LOAN SALE AGREEMENT" shall mean that certain Loan Sale Agreement dated March 20, 1998, by and between Borrower as Seller and Lender as Buyer as the same may be amended, supplemented and modified from time to time.

                  "LOT" means an individual lot designated as such on a final subdivision plat or map, subdivision filing, or condominium declaration or plan.

                  "MATERIAL ADVERSE CHANGE" means any significant change in the assets, liabilities, financial condition, or results of operations of Borrower or any other event or condition with respect to Borrower that materially and adversely affects the likelihood of performance by Borrower of any of the Obligations, the ability of Borrower to perform any of the Obligations, the legality, validity, or binding nature of any of the Obligations, or any Lien or Encumbrance securing any of the Obligations or the priority of any Lien or Encumbrance securing any of the Obligations.

                  "MATURITY DATE" means May 14, 1999.

                  "MAXIMUM ALLOWED BORROWING BASE ADVANCE" means with respect to Borrowing Base Advances, the following:

                           (a) With respect to each Presold Unit, the lowest of
                  (i) 80% of the Unit Appraised Value for that Unit, or (ii) 100% of the Hard Costs of construction of the Unit plus 50% of the Eligible Lot Collateral Value.

                           (b) With respect to each Spec Unit, the lowest of (i)
                  65% of the Unit Appraised Value for that Unit, or (ii) 100% of the Hard Costs of construction of the Unit plus 50% of the Eligible Lot Collateral Value.

                           (c) With respect to each Eligible Lot, 50% of the
                  Eligible Lot Collateral Value.

                  "MAXIMUM ALLOWED WAREHOUSE ADVANCE" means with respect to Warehouse Advances, an amount equal to 100% of the face amount of such Eligible Mortgage Loan.

                  "MEMBERSHIP" means the particular membership associated with each Lot and Mortgage Loan subject to this Agreement which confers upon the Designated Member thereunder specific uses and other privileges in the Club, pursuant to the terms of the particular Membership Agreement related thereto, the Bylaws of The Desert Mountain Club, and, in the case of Deferred Equity Memberships, the July 1, 1994 Deferred Equity Membership Plan of The Desert Mountain Club. Any such membership could be one of various versions of the non-equity "Regular Membership" (having full golf and other use privileges), a "Deferred Equity Club Membership" (having social, swim/tennis/fitness and limited golf privileges) or a "Deferred Equity Golf Membership" (having full golf and other privileges). The type of Membership associated with each Eligible Mortgage Loan is identified by a "Mem Type" number on EXHIBIT A, attached hereto, which numbers correlate with Borrower's membership records.

                  "MEMBERSHIP CONTRIBUTION" means the Membership Contribution for a Deferred Equity Golf Membership, as defined in the Deferred Equity Membership Plan.

                  "MONETARY DEFAULT" means any Event of Default under SECTION 9.1(a).

                  "MORTGAGE" means a mortgage or deed of trust in the form attached hereto as EXHIBIT B-2 securing a Mortgage Note.

                  "MORTGAGE BORROWER" means a borrower or collectively joint borrowers under a Mortgage Note.

                  "MORTGAGE LOAN" means a loan made by Borrower to a party who is not an Affiliate of Borrower for the purchase of a Lot in an Approved Subdivision for the purpose of construction of a custom home thereon, evidenced by a Mortgage Note, and secured by a Mortgage.

                  "MORTGAGE NOTE" means a note in the form attached hereto as EXHIBIT B-1, which Mortgage Note is secured by a Mortgage.

                  "MORTGAGE NOTE AMOUNT" means the outstanding unpaid principal amount of a Mortgage Note at the time such Mortgage Note is pledged to Lender.

                  "NET WORTH", as defined in SECTION 7.1.

                  "NET SALES PROCEEDS" means (i) in the case of a Unit, the gross sales price of the Unit (including, without limitation, all options, upgrades and change orders) set forth in the Purchase Contract for such Unit (expressed in U.S. dollars), less the down payment paid pursuant to the Purchase Contract to a maximum of twenty percent (20%) of the gross sales price of the Unit; customary tax and assessment prorations; reasonable and customary real estate brokerage commissions paid to third party brokers who are not Affiliates of Borrower (other than Desert Mountain Associates, Inc.); reasonable and customary closing costs; pool and landscaping funds submitted to escrow (provided such funds are directly released to Lender upon their release from escrow) and (ii) in the case of an Eligible Lot, the gross sales price of the Lot set forth in the Purchase Contract for such Lot (expressed in U.S. dollars), less customary tax and assessment prorations; reasonable and customary real estate brokerage commissions paid to third party brokers who are not Affiliates of Borrower (other than Desert Mountain Associates, Inc.) and; reasonable and customary closing costs.

                  "NOTE" means collectively the Borrowing Base Note and the Warehouse Note.

                  "OBLIGATIONS" means the obligations of Borrower under the Loan Documents.

                  "OFF-SITE IMPROVEMENTS" means offsite improvements which may exist or which are to be constructed (including, without limitation, curbs, grading, landscape, sprinklers, storm and sanitary sewers, paving, sidewalks, and utilities) necessary to make the land suitable for the construction of single family homes or condominiums, and any common area improvements which may exist or which are to be constructed, together with the associated fixtures and other tangible personal property located or used in or on land on which such improvements are constructed.

                  "OTHER AMOUNTS" means all amounts, other than principal and interest, payable by Borrower under any of the Loan Documents to or for the benefit of Lender.

                  "OTHER DEFAULT" means any Event of Default under this Agreement or any of the other Loan Documents, other than a Monetary Default or a Financial Covenant Default.

                  "OUTSTANDING BORROWINGS", at any time, means the aggregate amount of then outstanding Advances and Protective Advances.

                  "PERMITTED EXCEPTIONS" means:

                           (a) Involuntary Liens for Impositions that are not
                  delinquent;

                           (b) Involuntary Liens (other than for Impositions)
                  with respect to which Borrower satisfies each of the following requirements: (i) Borrower contests the validity of such Involuntary Lien in good faith by appropriate legal proceedings; (ii) Borrower gives written notice to the Lender of Borrower's intent to contest or object to the same; (iii) Borrower demonstrates to the Lender's satisfaction that the procedures will conclusively operate to prevent the sale of any part of the property subject to the applicable Deed of Trust to satisfy the Involuntary Lien prior to final determination of such proceedings; (iv) the aggregate amount of such Involuntary Liens does not exceed $50,000.00 (unless otherwise approved by the Lender and excluding any Involuntary Liens for which Borrower has received a bond); and (v) Borrower takes any and all other actions (including, without limitation, obtaining bonds, title insurance endorsements, or other security) as the Lender may deem reasonably necessary or appropriate in order to prevent the sale of any Collateral to satisfy the Involuntary Lien and prevent any impairment of any such Collateral or, if such Collateral is Eligible Collateral, Borrower removes the affected Collateral from the Eligible Collateral;

                           (c) All items, except Impositions and Liens and
                  Encumbrances (other than Impositions and Liens and Encumbrances referenced in and permitted by the other subsections of this definition), in Schedule B to any Title Policy that have been approved by the Lender; and

                           (d)      The Crescent Deeds of Trust.

                  "PERSON" means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

                  "PLEDGE AGREEMENT" shall mean that certain Pledge Agreement of even date herewith by and between Lender and Borrower and as accepted by the Servicing Agent.

                  "PRESOLD UNIT" means a Unit that is subject to a Purchase Contract.

                  "PROTECTIVE ADVANCE" means amounts advanced by the Lender to pay the following amounts:

                           (a) All amounts that are necessary to protect the
                  validity, priority and enforceability of the liens, encumbrances and security interests in favor of the Lender arising pursuant to the Loan Documents (such amounts to include, without limitation, taxes, assessments and other Liens and Encumbrances that may have a priority superior to the priority of the Liens and Encumbrances of the Lender on the Collateral); and

                           (b) All insurance premiums that are necessary to
                  insure the Collateral against loss, damage or destruction pursuant to the requirements of the Loan Documents.

                  "PURCHASE CONTRACT" means a bona fide written agreement between Borrower and a purchaser who is not an Affiliate of Borrower entered into in the ordinary course of Borrower's business and pursuant to which such purchaser has agreed to purchase a Unit, which agreement calls for a cash earnest money deposit or down payment of at least twenty percent (20%) of the purchase price of the Unit, which is nonrefundable except in the event of a default by the Borrower, as seller under the agreement.

                  "REGULATORY CHANGE" means any change effective after the date of this Agreement in United States federal, state, or foreign law, regulations, or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks, including the Lender, of or under any United States federal, state, or foreign law, regulation, or rule (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof which has a material effect on the rights of Lender under the Loan Documents.

                  "REQUIREMENTS" means any and all obligations, other terms and conditions, requirements, and restrictions in effect now or in the future, of a material nature, by which Borrower or any or all of the Collateral are bound or which are otherwise applicable to any or all of the Collateral, construction of any Units or Off-Site Improvements, or occupancy, operation, ownership, or use of Lots, Units, or Off-Site Improvements, including without limitation, such obligations; other terms and conditions, restrictions, and requirements imposed by any law, ordinance, regulation, or rule (federal, state, or local); any Approvals and Permits; any Permitted Exceptions; any condition, covenant, restriction, easement, right-of-way, or reservation applicable to such Collateral; any insurance policies; any other agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the Collateral or the business or operations of Borrower is bound; or any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the Collateral is bound.

                  "RICO RELATED LAW" means the Racketeer Influenced and Corrupt Organizations Act of 1970 and any other federal or state law, for which forfeiture of assets is a potential penalty.

                  "SERVICING AGENT" means First American Title Insurance Company, as servicing agent for the Mortgage Loans.

                  "SERVICING AGREEMENT" shall mean that certain Servicing Agreement by and between Borrower and the Servicing Agreement.

                  "SPEC UNIT" means a Unit constructed for the purpose of addition to Borrower's inventory of Units and which is not subject to a Purchase Contract.

                  "SUBDIVISION" means a group of Lots marketed and sold together regardless of whether dwellings in such group of Lots are to be constructed at the same time or in phases.

                  "SUBDIVISION DOCUMENTS" means a plat map or similar document covering a Subdivision and dividing the Subdivision into lots in accordance with the Requirements of the applicable Governmental Authorities.

                  "SUBORDINATION AGREEMENT" shall mean that certain subordination agreement by and among, Borrower, Lender and Crescent.

                  "TITLE COMPANY" means a title insurance company that issues a Title Policy.

                  "TITLE POLICY" and "TITLE POLICIES" mean, respectively, each and all title insurance policies and endorsements thereto issued pursuant to the requirements of this Agreement and any reinsurance or co-insurance agreements and endorsements. Each Title Policy shall be an extended coverage American Land Title Association loan policy of title insurance (1992 form) with the creditor's rights exception and arbitration provisions deleted and with a revolving credit endorsement and such other endorsements as the Lender may require.

                  "UNIT" means a residential dwelling constructed or to be constructed on a Lot, together with the associated Lot.

                  "UNIT APPRAISAL" means a FNMA/URAR base plan type Appraisal of a Unit.

                  "UNIT APPRAISED VALUE" means the value of the Unit (including the associated Lot) upon completion, as reasonably determined by the Lender after its review of the applicable Unit Appraisal.

                  "UNIT BUDGET" means the amount allocated by Borrower to the hard and soft costs associated with the construction of each Unit included as Eligible Collateral, as set forth in budgets and cost breakdowns delivered to Lender. The Unit Budget will specifically set forth the building permit fees, tap fees, impact fees, development fees, and other municipal, county, school district, and special district fees and assessments required prior to the start of construction, and the amount of each Unit Budget will be set forth in the Borrowing Base Reconciliation Report. The Unit Budget will be subject to review and approval by the Lender.

                  "UNIT COLLATERAL VALUE" means with respect to each Unit, an amount equal to the difference between the Unit Appraised Value and the Cost to Complete, if any, of the Unit, as reasonably determined by Lender.

                  "UNIT ELIGIBILITY DATE" means, with respect to each Unit, the date on which that Unit is first included in Eligible Collateral as a Unit pursuant to this Agreement, as reflected on the Borrowing Base Reconciliation Report, and regardless of whether periods exist during which such Unit is not included as Eligible Collateral.

                  "UNMATURED EVENT OF DEFAULT" means any failure by Borrower to observe or perform any of Borrower's obligations under any of the Loan Documents or any other violation by Borrower of any of the terms and conditions of any of the Loan Documents that with notice, passage of time, or both would be an Event of Default.

                  "WAREHOUSE ADVANCE" means an advance of Warehouse Loan proceeds by the Lender to Borrower hereunder.

                  "WAREHOUSE ADVANCE" means the agreement of Lender to make Advances on the Warehouse Loan pursuant to the terms and conditions of this Agreement.

                  "WAREHOUSE COMMITMENT AMOUNT" means the total maximum amount that the Lender is obligated to fund, and that is available at any particular time under the Warehouse Loan, under this Agreement. The total Warehouse Commitment Amount is $10,000,000.00.

                  "WAREHOUSE LOAN" means the warehousing credit facility made available to Borrower in accordance with this Agreement.

                  "WAREHOUSE NOTE" means the promissory note executed by Borrower and payable to Lender in the maximum Warehouse Commitment Amount, evidencing Borrower's indebtedness hereunder, as such note may be amended, modified, extended, renewed, supplemented or restated from time to time.


                                    ARTICLE 2
                                 LOAN FACILITIES

         2.1      Borrowing Base Loan Facility.

                  (a) Commitment to Make Borrowing Base Advances. Subject to the terms and conditions of this Agreement and from time to time prior to the Maturity Date, the Lender agrees to make Borrowing Base Advances to Borrower up to the current Available Borrowing Base Commitment as determined pursuant to the most current Borrowing Base Reconciliation Report.

                  (b) Revolving Nature of Loan Facility. Borrowing Base Advances repaid may be re-borrowed on a revolving basis through the Maturity Date. Although the outstanding principal of the Borrowing Base Note may be zero from time to time, the Loan Documents will remain in full force and effect until the Borrowing Base Commitment terminates and all Obligations are paid and performed in full. Upon the occurrence of an Event of Default, the Lender may suspend or terminate the Borrowing Base Commitment. The obligation of Borrower to repay Borrowing Base Advances will be evidenced by the Borrowing Base Note.

                  (c) Method for Borrowing Base Advances. Borrowing Base Advances may be made by the Lender at the written request of the Person or Persons designated by Borrower from time to time on the Lender's form of signature authorization; PROVIDED, HOWEVER, that the Lender shall have acknowledged receipt of any changes in the Person or Persons designated by Borrower, and such Person or Persons designated by Borrower will have executed a new signature authorization form. Subject to this SECTION 2.1 and the other terms and conditions of this Agreement (including those hereinafter set forth), such Person or Persons are hereby authorized by Borrower to request Borrowing Base Advances up to the amount of the Available Borrowing Base Commitment less Outstanding Borrowings at the time the Borrowing Base Advance is requested (determined pursuant to the most recent Borrowing Base Reconciliation Report) not more frequently than 2 times per Calendar Month, and to direct the disposition of the proceeds of Borrowing Base Advances until written notice of the revocation of such authority is received from Borrower by the Lender and the Lender has had a reasonable time to act upon such notice. The Lender has no duty to monitor for Borrower or to report to Borrower the use of proceeds of Borrowing Base Advances. Subject to the satisfaction of all applicable terms and conditions, including the timely giving by Borrower of a Draw Request, the Lender will make the requested advance on or before noon on the borrowing date specified in the Draw Request.

                  (d) Use of Borrowing Base Advances. Borrowing Base Advances may be used for any general working capital purposes of Borrower, PROVIDED, HOWEVER, that the provisions of this SECTION 2.1(b) do not restrict the Lender from making Protective Advances as otherwise permitted by this Agreement (such as pursuant to SECTION 2.6(d)).

         2.2      Warehouse Advances.

                  (a) Commitment to Make Warehouse Advances. Subject to the terms and conditions of this Agreement and from time to time prior to the Maturity Date, the Lender agrees to make Warehouse Advances to Borrower up to the current Warehouse Commitment. Warehouse Advances shall be used by Borrower for general working capital purposes. Warehouse Advances shall be made at the request of Borrower, in the manner hereinafter provided in this SECTION 2.2, against the pledge of such Eligible Mortgage Loans as Collateral therefor. No Warehouse Advance shall exceed the Maximum Allowed Warehouse Advance.

                  (b) Revolving Nature of Loan Facility. Warehouse Advances repaid may be re-borrowed on a revolving basis through the Maturity Date. Although the outstanding principal of the Warehouse Note may be zero from time to time, the Loan Documents will remain in full force and effect until the Warehouse Commitment terminates and all Obligations are paid and performed in full. Upon the occurrence of an Event of Default, the Lender may suspend or terminate the Warehouse Commitment. The obligation of Borrower to repay Warehouse Advances will be evidenced by the Warehouse Note.

                  (c) Use of Warehouse Advances. Subject to the terms and conditions of this Agreement and provided no Unmatured Event of Default has occurred and is continuing, Lender agrees, from time to time during the period from the Effective Date to and including the Maturity Date, to make Warehouse Advances to Borrower for the purpose of warehousing carry back Mortgage Notes and Mortgages in favor of Borrower until such time as the Mortgage Notes and Mortgages meet eligibility requirements for purchase by Lender under the Loan Sale Agreement, provided the total aggregate principal amount outstanding at any one time of all such Warehouse Advances shall not exceed the

         Warehouse Commitment Amount. Notwithstanding the foregoing, the amount of the Warehouse Commitment and individual Warehouse Advances thereunder is subject to SECTION 2.2(d) and SECTION 4.6 hereof. Within the Warehouse Commitment, Borrower may borrow, repay and reborrow.

                  (d) Conditions Precedent. The obligation of Lender to make any Warehouse Advances is subject to the satisfaction, in the sole discretion of Lender, on or before the date of funding of each Warehouse Advance, of the following conditions precedent:

                           (i) Effective Date. All of the conditions precedent
set forth in SECTIONS 4.1 and 4.6 shall have been satisfied.

                           (ii) No Defaults. No Unmatured Event of Default or
Event of Default shall have occurred and be continuing.

                           (iii) Accuracy of Representations and Warranties. All
representations and warranties made herein or in any other Loan Document shall be true and correct as of the date of each such Warehouse Advance as if made on and as of such date.

                           (iv) Advance Request. Borrower shall have executed
and delivered to Lender a properly completed and duly executed request for Warehouse Advance in such form as Lender may require from time to time (an "Advance Request"). Each Advance Request shall constitute a representation and warranty by Borrower that (A) each of the conditions precedent to the requested Warehouse Advance set forth in this SECTION 2.2(d) have been satisfied, (B) all the Eligible Mortgage Loans included in such Advance Request have closed and been funded or will be closed and funded simultaneously with the making of the requested Warehouse Advance and (C) Borrower is in possession of the originals of all items listed in EXHIBIT C hereto.

                           (v) Collateral Documents. Borrower shall have
delivered to Lender the documents required in EXHIBIT C hereto under the heading "Required Deliveries" and, to the extent requested by Lender, those documents listed in EXHIBIT C under the heading "Other Deliveries" (collectively, the "Collateral Documents"). Lender shall have the right, on not less than three (3) Business Days' prior notice to Borrower, as reasonably required to include different or additional items than those which are listed on EXHIBIT C hereto to conform to current legal requirements or Lender's practices and/or to require that items listed under "Other Deliveries" on EXHIBIT C be made "Required Deliveries".

                  (e) Timing of Warehouse Advance. So long as all conditions precedent to a Warehouse Advance have been satisfied prior to (i) 10:00 a.m. Phoenix, Arizona time, on any Business Day, if Lender will be wiring the Warehouse Advances, or (ii) 1:00 p.m. Phoenix, Arizona time, on any Business Day that Warehouse Advances are made by any method other than wiring, Lender shall use reasonable efforts to make the Warehouse Advance prior to 5:00 p.m., Phoenix, Arizona time, on the same Business Day, and in any event not later than 5:00 p.m.

         Phoenix, Arizona time on the second Business Day thereafter. If the conditions precedent to an Warehouse Advance are satisfied after 10:00 a.m. or 1:00 p.m., as applicable, Phoenix, Arizona time, on any Business Day, Lender will use reasonable efforts to make the Warehouse Advance by 5:00 p.m. Phoenix, Arizona time on the next Business Day, and in any event not later than 5:00 p.m. Phoenix, Arizona time on the second (2nd) Business Day thereafter.

                  (f) Single Indebtedness. All Warehouse Advances under this Agreement shall constitute a single indebtedness and all of the Collateral Documents shall be security for the Warehouse Note and for the performance of all obligations of Borrower to Lender.

         2.3      Interest Rate Provisions.

                  (a) Pricing . All Advances will bear interest from the date advanced at a per annum interest rate determined in accordance with the terms of the Note.

                  (b) Default Interest Rate. Principal will bear interest at the Interest Rate from the date of disbursement until the due date thereof, whether due by acceleration or otherwise. Principal, interest, and Other Amounts not paid when due and any judgment therefor will bear interest from the due date or the judgment date, as applicable, until paid at the Default Interest Rate, and such interest will be immediately due and payable. In addition, from and after the occurrence and during the continuance of an Event of Default, all principal, interest and Other Amounts shall bear interest at the Default Interest Rate.

                  (c) Effective Rate. Borrower agrees to pay an effective rate of interest that is the sum of (i) the interest rate provided in this Agreement and (ii) any additional rate of interest resulting from any other charges or fees paid or to be paid in connection herewith that are determined to be interest or in the nature of interest.

         2.4      Payments.

                  (a) Required Payments. Accrued and unpaid interest shall be due and payable in accordance with the terms of the Note.

                  (b) Making Payments.

                           (i) With respect to the Borrowing Base Loan, Borrower
                  will make each payment hereunder and under the Borrowing Base Note, whether on account of principal, interest, fees or otherwise, without set-off or counterclaim, not later than 1:00 p.m. (Phoenix, Arizona time) on the day when due, and in each case such payments will be in U.S. dollars to the Lender and will be at Lender's main office in Phoenix, Arizona or at such other place as Lender may request from time to time.

                  Payments received after the required time on a Business Day will be deemed to have been received on the next succeeding Business Day and will bear interest accordingly.

                           (ii) With respect to the Warehouse Loan, Servicing
                  Agent will make each payment hereunder and under the Warehouse Note, whether on account of principal, interest, fees or otherwise, without set-off or counterclaim, not later than 1:00 p.m. (Phoenix, Arizona time) on the day when due, and in each case such payments will be in U.S. dollars to the Lender and will be at Lender's main office in Phoenix., Arizona or at such other place as Lender may request from time to time. If payments for a month collected by the Servicing Agent are insufficient to pay the payment due under the Warehouse Note, Borrower shall remit the difference between the amount remitted by the Servicing Agent and the amount due under the Warehouse Note within ten (10) days after the due date. Payments received after the required time on a Business Day will be deemed to have been received on the next succeeding Business Day and will bear interest accordingly.

                  (c) Payment of Net Sales Proceeds. Within 1 Business Day following the closing of a sale of a Unit or an Eligible Lot, or within 1 Business Day following the closing of any other transaction in which Borrower is required to pay a release price to the Lender pursuant to
         SECTION 2.8, Borrower will pay or cause to be paid to the Lender, the amount required pursuant to SECTION 2.8. If any Net Sales Proceeds or other amounts payable to the Lender pursuant to SECTION 2.8 are held by any Title Company, escrow agent, or any other Person, Borrower will direct such Title Company, escrow agent and other Persons to pay all such amounts directly to the Lender and to take all other action required by the Lender to cause such amounts to be paid to the Lender. If Borrower collects or receives any such amounts, Borrower will forthwith, upon receipt, transmit and deliver to the Lender, in the form received, all cash, checks, drafts, chattel paper, and other instruments or writings for the payment of money (endorsed without recourse, where required, so that such items may be collected by the Lender). Any such items which may be so received by Borrower will not be commingled with any other of Borrower's funds or property, but will be held separate and apart from Borrower's own funds or property and upon express trust for the Lender until delivery is made to the Lender.

                  (d) Business Days. Whenever any payment hereunder or under the
         Note is due on a day other than a Business Day, such payment will be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of interest or fees, as the case may be.

                  (e) Late Charges. If any payment of interest, principal, or Other Amount required pursuant to any provision of this Agreement is not received by the Lender within 10 days after its due date, then, in addition to the other rights and remedies of Lender, a late charge of 5% of the amount due and unpaid, will be charged to Borrower without notice to

         Borrower. Such late charge will be immediately due and payable and is in addition to any other costs, fees, and expenses that Borrower may owe as a result of such late payment.

                  (f) Payment at Maturity. On the Maturity Date, Borrower will pay to the Lender the unpaid principal, all accrued and unpaid interest, and all Other Amounts that are due and unpaid.

         2.5      Prepayments.

                  (a) Prepayments. Borrower may prepay the outstanding principal balance hereof in whole or in part at any time prior to the Maturity Date without penalty or premium.

         2.6 Fees. As additional consideration for the Borrowing Base Commitment and the Warehouse Commitment, Borrower agrees to pay the following fees to the Lender, which fees are earned by the Lender on the date due under the Loan Documents, are non-refundable to Borrower, and, in the case of payments with respect to the fees described in SUBSECTION (b), shall be calculated on a pro rata basis for the period to which such payment relates, for actual days elapsed (or to elapse) during such period on the basis of a 360-day year and shall be paid by Borrower to the Lender within 5 days after the Lender gives notice to Borrower of the amount of fees due (which notice may be given telephonically to the chief financial officer or treasurer of Borrower, by facsimile or in writing):

                  (a) Borrowing Base Commitment Fee. A "commitment fee", payable on the Closing Date, in the amount of one-quarter of one percent (.25%) per annum of the Borrowing Base Commitment Amount.

                  (b) Unused Borrowing Base Commitment Fee. An "unused commitment fee" based on an annual rate of one-quarter of one percent (.25%), but calculated on a quarterly basis in arrears as of the first day of each January, April, July, and October and on the Maturity Date or the date upon which the Borrowing Base Commitment is terminated or expires, such unused commitment fee to be payable quarterly. For each quarter (or portion thereof), the unused commitment fee is equal to (i) the Borrowing Base Commitment Amount as in effect at the beginning of such quarter; MINUS (ii) the Average Quarterly Outstanding for such quarter (or portion thereof) with respect to which the unused commitment fee is being computed; with (iii) the resulting number being MULTIPLIED BY 0.000625 (that is, one-quarter of the annual unused commitment fee rate). As used herein, "AVERAGE QUARTERLY OUTSTANDING" means the sum of the Outstanding Borrowings on each day during the quarter (or portion thereof) with respect to which the unused commitment fee is being computed, divided by the number of days in that quarter (or portion thereof). If the unused commitment fee is being computed for less than a full quarter, the percentage used in CLAUSE
         (c) above will be computed on a daily basis for the number of days for which the fee is being computed.

                  (c) Warehouse Commitment Fee. A "commitment fee", payable on the Closing Date, in the amount of one-quarter of one percent (.25%) per annum of the Warehouse Commitment Amount.


                  (d) Costs and Expenses.

                           (i) Costs and Expenses--Generally. Borrower agrees to
                  pay on demand all reasonable costs, expenses, and fees of the Lender (including, without limitation, reasonable fees and expenses for outside attorneys, consultants and other professional advisers, paralegals, document clerks and specialists, and costs and expenses of appraisals, appraisal review, title review, title insurance, surveys, environmental assessments, environmental testing, environmental cleanup, other inspection, processing, title, filing, and recording costs, expenses, and fees):

                                    (A) In the negotiation, execution, delivery,
                           administration and modification of the Loan
                           Documents, including this Agreement;

                                    (B) In inspecting the Eligible Collateral;
                           and

                                    (C) Otherwise in relation to the Loan
                           Documents.

                           (ii) Costs and Expenses--After Default. In addition,
                  after the occurrence and during the continuation of an Event of Default, Borrower agrees to pay on demand all reasonable costs, expenses, and fees of the Lender (including, without limitation, fees and expenses for attorneys, consultants and other professional advisors, paralegals, documents clerks and specialists, the allocated costs of in-house legal counsel and other staff, and costs and expenses of market studies, absorption studies, appraisals, appraisal review, title review, title insurance, surveys, environmental assessments, environmental testing, environmental clean-up, and other inspection, processing, title, filing and recording costs, expenses, and fees):

                                    (A) In enforcement of the Loan Documents and
                           exercise of the rights and remedies of the Lender;

                                    (B) In defense of the legality, validity,
                           binding nature, and enforceability of the Loan Documents and the perfection and priority of the Liens and Encumbrances granted in the Loan Documents;

                                    (C) In gaining possession of, holding,
                           repairing, maintaining, preserving, and protecting any Collateral prior to foreclosure;

                                    (D) In selling or otherwise disposing of the
                           Collateral prior to foreclosure;

                                    (E) Otherwise in relation to the Loan
                           Documents, the Collateral, or the rights and remedies of the Lender under the Loan Documents or relating to the Collateral after the occurrence and during the continuation of an Event of Default; and

                                    (F) In preparing for the foregoing, whether
                           or not any legal proceeding is brought or other action is taken.

                  Such costs, expenses, and fees will include, without limitation, all such costs, expenses, and fees incurred in connection with any court proceedings (whether at the trial or appellate level).

                  (e) Failure to Pay. If any reasonable costs, expenses and fees from time to time due under the Loan Documents are not paid when due (or if no time is specified, then within 10 days after written demand by the Lender), Borrower agrees to pay interest on such costs, expenses, and fees at the Default Interest Rate from the date incurred until paid in full. In addition, if such costs, expenses and fees are not paid when due (or within such 10-day period, if applicable), the Lender shall, to the extent that such Advance will not cause the Available Borrowing Base Commitment or the Available Warehouse Commitment to be exceeded, as applicable, cause an Advance to be made to pay such costs, expenses and fees, whether or not such Advance has been requested by Borrower and whether or not the conditions precedent to an Advance have been satisfied. If an Advance is made pursuant to the immediately preceding sentence, such costs, expenses and fees shall be included in such Advance and shall accrue interest at the rates from time to time applicable pursuant to this Agreement.

         2.7 Security. Payment of the Note, all indebtedness and liabilities of Borrower to the Lender, and performance of all Obligations, due or to become due, under this Agreement and the other Loan Documents shall be secured by the following:

                  (a) The Deeds of Trust;

                  (b) such other assignments and security interests as may be required or granted pursuant to the terms of the Loan Documents including but not limited to a security interest in the following:

                  (i) the Mortgages, the Mortgage Notes and the Servicing Agreement;

                  (ii) All cash, payments and prepayments of principal, interest, penalties and other income due or to become due in respect of the Mortgages and the Mortgage Notes;

                  (iii) All of the right, title and interest of every nature whatsoever of Borrower in and to the following:

                           (1) All rights, liens and security interests existing
                  with respect to, or as security for, the Mortgages or any part thereof;

                           (2) All hazard and liability insurance policies,
                  title insurance policies, (or any binders or commitments to issue any of such policies) and all condemnation proceeds with respect to or relating to any of the Mortgages;

                           (3) All other rights and interests of Borrower in
                  respect of the Mortgages.

                  (iv) All files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of Borrower relating to the Mortgages, including all information, records, data, programs, tapes, discs and cards necessary to administer and service such Collateral (provided that Borrower may retain or subsequently make copies of the foregoing for its use);

                  (v) All personal property, contract rights, accounts and general intangibles of whatsoever kind relating to the Mortgages and all other documents or instruments delivered to Lender in respect of the Mortgages, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Mortgage; and

                  (vi) All proceeds of any of the foregoing.

         Lender shall have no duty to Borrower or any other Person as to the collection or protection of Collateral held hereunder or any income thereon, nor as to the preservation of any rights pertaining thereto, beyond the reasonable care thereof. Such care as Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of Collateral when in Lender's possession; but Lender is not required to make presentment, demand or protest, or give notice, and need not take action to preserve any rights against prior parties, obligors, account debtors, or others, in connection with any obligation or evidence of indebtedness held as Collateral or in connection with Borrower's obligations. Notwithstanding any provision hereof to the contrary, the transmittal and delivery of any Mortgage Notes, Mortgages, Collateral Documents and other documents or instruments shall be at the sole risk and expense of Borrower, and Lender shall not be liable or obligated in any respect in the event of the loss, damage or destruction of any Collateral Documents, Mortgage Notes, Mortgages, and other documents or instruments, or any delay in the transmission or delivery thereof, except for Lender's gross negligence or intentional misconduct with respect thereto.

         2.8      Releases of Collateral.

                  (a) Releases of Units and Eligible Lots. Borrower may request releases of Eligible Lots and Units from the lien and encumbrance of a Deed of Trust from time to time; PROVIDED, HOWEVER, the Lender has no obligation to release any Eligible Lot or Unit unless each of the following conditions precedent is satisfied:

                           (i) Generally.

                                    (A) Notification to the Lender. Borrower or
                           the closing agent handling the sale will have notified the Lender in writing of the requested release;

                                    (B) Remargining Payments Required. Borrower
                           will have made all payments required to be made pursuant to SECTION 2.9 after giving effect to such Release;

                                    (C) No Default. No Event of Default and no
                           Unmatured Event of Default shall have occurred and be continuing;

                                    (D) Endorsements. Borrower shall provide the
                           Lender with such endorsements to the Title Policy as the Lender may reasonably request in connection with each release;

                                    (E) Processing/Release Fees. If required by
                           Lender, Borrower shall pay the standard
                           processing/release fees of the Lender and the trustee under the Deed of Trust, in connection with such release; and

                                    (F) Escrow Arrangements. Each release shall
                           be made by the Lender by delivery of the release documents to a title company or other escrow agent satisfactory to the Lender on such conditions as shall assure the Lender that all conditions precedent to such release have been satisfied and that the applicable transaction will be completed.

                           (ii) Releases of Units.

                                    (A) Releases in the Ordinary Course of
                           Business. With respect to any release of Units, the requested release is for the purpose of sale in the ordinary course of Borrower's business to a non-related third party purchaser; and

                                    (B) Payment of Release Price. In connection
                           with the sale of the Unit, Borrower will have paid to the Lender a release price equal to the Net Sales Proceeds.

                           (iii) Releases of Eligible Lots.

                                    (A) Releases for Custom Lot Sale. With
                           respect to any release of Eligible Lots, the requested release is for the sale to a party who is not an Affiliate of Borrower; and

                                    (B) Payment of Release Price. In connection
                           with the sale of the Eligible Lot, Borrower will have paid to the Lender a release price equal to the Net Sales Proceeds.

                  (b) Releases for Dedications and Similar Purposes. Upon written request of Borrower and so long as no Event of Default or Unmatured Event of Default has occurred and is continuing and provided the Lender shall have approved the request, in the Lender's reasonable discretion, Borrower may release from the lien and encumbrance of a Deed of Trust such portions of the Collateral as Borrower (i) is required to convey to a Governmental Authority or a bona fide public utility in connection with the development of an Approved Subdivision (such as roads, drainage easements, and utility easements) and for which Borrower receives no monetary compensation; or (ii) proposes to convey to a homeowners' association or similar Person in connection with the development of an Approved Subdivision (such as common areas) and for which Borrower receives no monetary compensation. Releases that satisfy the requirements of this Section do not require the payment of any release price.

                  (c) Adjustment to Borrowing Base. Any Collateral released shall no longer be Eligible Collateral and the Collateral Value of Eligible Collateral shall be immediately and automatically adjusted to reflect such release. An item of Collateral not included as Eligible Collateral shall be released by Lender subject to any remargining payments required of Borrower as set forth in SECTION 2.9.

                  (d) Return of Collateral at End of Warehouse Commitment. If
         (i) the Warehouse Commitment shall have expired or been terminated and
         (ii) no Warehouse Advances, interest or other amounts evidenced by the Note or due under this Agreement shall be outstanding and unpaid, Lender shall deliver or release all Collateral Documents in its possession. The receipt by Borrower of any Collateral released or delivered to Borrower pursuant to any provision of this Agreement shall he a complete and full acquittance for the Collateral so returned, and Lender shall thereafter be discharged from any liability or responsibility therefor.

         2.9 Remargining; Principal Payments; Borrowing Base. Anything in the Loan Documents to the contrary notwithstanding, the total of Outstanding Borrowings under the Borrowing Base Loan may not at any time exceed the Available Borrowing Base Commitment, and Borrower shall not be entitled to any Borrowing Base Advances if the effect thereof would be to cause the Outstanding Borrowings to exceed the Available Borrowing Base Commitment. If for any reason at any time the total of Outstanding Borrowings under the Borrowing Base Loan exceeds the Available Borrowing Base Commitment (including, without limitation, by reason of Borrowing Base Commitment Amount reductions, changes in Unit Appraised Values or Eligible Lot Appraised Values, adjustments to the Borrowing Base or Collateral Value, or otherwise), Borrower will make a principal payment to the Lender in an amount equal to such excess amount. Each payment pursuant to this SECTION 2.9 will be due no later than 11:00 a.m. (Phoenix, Arizona time) on the 5th Business Day after the day upon which the Lender notifies Borrower in writing that such payment is required.

         2.10 Repayment of Warehouse Loan. Borrower shall be obligated to pay to Lender, without the necessity of prior demand or notice from Lender, the amount of any outstanding Warehouse Advance against a specific Eligible Mortgage Loan as shown on Lender's records, upon the occurrence of any of the following events:

                  (a) The Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement;

                  (b) If any of the items required to be delivered pursuant to EXHIBIT C after a Warehouse Advance are not delivered as and when required or if delivered are not in compliance with this Agreement;

                  (c) Five (5) Business Days have elapsed from the date a Collateral Document was delivered to Borrower for correction or completion, without being returned to Lender;

                  (d) Such Eligible Mortgage Loan is defaulted and remains in default for a period of sixty (60) days;

                  (e) If any of the representations and warranties set forth in
         SECTION 5.1(t) with respect to an Eligible Mortgage Loan are untrue or incorrect in any material respect; or

                  (f) Upon the sale of such Eligible Mortgage Loan.

         2.11 Remargining; Principal Payments; Warehouse. Anything in the Loan Documents to the contrary notwithstanding, Borrower shall, upon demand by Lender, pay to Lender an amount equal to the amount by which total outstanding Warehouse Advances exceed the lesser (i) the Warehouse Commitment Amount or (ii) the aggregate outstanding principal balance of all Eligible Mortgage Loans. Each payment pursuant to this SECTION 2.11 will be due no later than 11:00 a.m.

(Phoenix, Arizona time) on the 5th Business Day after the day upon which the Lender notifies Borrower in writing that such payment is required.

                                    ARTICLE 3
                                 BORROWING BASE

         3.1 Determination of Eligible Collateral/Borrowing Base. Eligible Collateral in the Borrowing Base will be determined by the Lender from time to time as set forth in this ARTICLE 3.

         3.2      Additional Limitations on Eligible Collateral.

                  (a) Limitation on Spec Units. Borrower may not include in Eligible Collateral more than thirty (30) Spec Units financed under the Borrowing Base Commitment.

                  (b) Classification and Reclassification of Units; Adjustment of Borrowing Base. The Lender may classify or reclassify Units as to type from time to time, or change Borrower's proposed classification of any and all Units, PROVIDED that such reclassified Unit meets the requirements set forth herein for that type of Unit.

                  (c) Events Affecting Units and Eligible Lots; Exclusions from Eligible Collateral. If any Unit or Eligible Lot included in Eligible Collateral is materially damaged, destroyed, or becomes subject to any condemnation proceeding, such item may be declared by the Lender to no longer be Eligible Collateral. In addition, if any such item does not continue to meet all the requirements applicable to Eligible Collateral, such item will no longer constitute Eligible Collateral. Any determination by the Lender, in the reasonable judgment of the Lender, as to whether Units or any Eligible Lot constitutes Eligible Collateral will be final, conclusive, binding and effective immediately.

         3.3 Limitations on Collateral Values. Once the Maximum Allowed Borrowing Base Advance is initially established for a particular Eligible Lot, that Maximum Allowed Borrowing Base Advance is subject to either increase or decrease based on subsequent events, such as updated Appraisals or change orders. If any of the limitations on Eligible Collateral, Collateral Value, Outstanding Borrowings, or outstanding Borrowing Base Advances set forth in this
SECTION 3.3 or elsewhere in this Agreement are exceeded, the Lender may at its option either delete Units and Eligible Lots from Eligible Collateral until such requirements are met or require Borrower to make a remargining payment pursuant to SECTION 2.9.

         3.4 Collateral Inventory Report, Collateral Certificate, and Borrowing Base Reconciliation Report.

                  (a) Collateral Inventory Report. On or before the day that is the 15th day of each Calendar Month, Borrower will prepare and submit to the Lender a Collateral Inventory Report for all of the Collateral, including for each Unit and Lot in Eligible Collateral, among other things that Lender may require from time to time, the following:
         (i) the total number, and a description of, the Presold Units, Spec Units and Eligible Lots that constitute Eligible Collateral; (ii) the name of the Approved Subdivision; (iii) the Lot number as indicated on the recorded plat of the Approved Subdivision; (iv) whether the Unit is a Presold Unit, a Spec Unit or ineligible collateral; (v) the Unit Budget for each plan; (vi) the Eligible Lot Budget, (vii) percentage of completion up to the date of the report; (viii) the Unit Appraised Value; (ix) the Eligible Lot Appraised Value, (xi) the listing price of the Unit or the amount of the Purchase Contract, as applicable; (xii) the date of the first Borrowing Base Advance against the Unit or Eligible Lot, as applicable, in Eligible Collateral and the applicable Unit Eligibility Date or Eligible Lot Eligibility Date for each Unit or Eligible Lot; (xiii) the Unit Collateral Value and the Maximum Allowed Borrowing Base Advance for the Unit; (xiv) the Eligible Lot Collateral Value and the Maximum Allowed Borrowing Base Advance for the Eligible Lot, (xv) the amount of Loan proceeds that are available for Borrowing Base Advances against each item of Eligible Collateral based on the terms of this Agreement; and (xvi) a list of all Collateral that is not Eligible Collateral that may be in the Collateral pool. Borrower shall not prepare and submit more than one (1) Collateral Inventory Reports per Calendar Month.

                  (b) Collateral Certificate. Each Collateral Inventory Report will be accompanied by a Collateral Certificate signed by an executive officer of Borrower. As the Lender may from time to time request, each Collateral Inventory Report shall also be accompanied by such certificates and other evidence as the Lender may require to assist the Lender in verifying the information therein. Units and Eligible Lots may be added as Eligible Collateral only upon receipt of the Collateral Inventory Report and Collateral Certificate and upon satisfaction of all other provisions of this Agreement. Each Collateral Certificate shall be in form and substance satisfactory to the Lender, shall contain such certifications as the Lender may require, and shall set forth the following:

                           (i) The Eligible Lot Collateral Value for each
                  Eligible Lot that constitutes Eligible Collateral;

                           (ii) The total Collateral Value for the Borrowing
                  Base;

                           (iii) The calculated amount of Collateral Value and
                  usage for all types of Eligible Collateral and a calculation of all applicable limitations; and

                           (iv) A statement that Borrower is in compliance with
                  the terms and conditions of the Loan Documents.

                  (c) Form of Report and Certificate. The Collateral Inventory Report and the Collateral Certificate will be in written form and on computer disk formatted to the Lender's specifications.

                  (d) Borrowing Base Reconciliation Report. The Lender will prepare the Borrowing Base Reconciliation Report and determine the Borrowing Base, Eligible Collateral, and the Collateral Value of the Borrowing Base (and all other amounts and items relating thereto) based upon (i) the Collateral Inventory Report and Collateral Certificate most recently submitted by Borrower; (ii) the Lender's inspections made pursuant to SECTION 6.12 (as such inspections may result in any adjustments to reflect any variance between the Borrowing Base Reconciliation Report and/or the Collateral Inventory Report and the results of such inspections by the Lender); and (iii) such other information as the Lender may reasonably require in order to verify the Borrowing Base, Eligible Collateral, the Collateral Value of the Borrowing Base, and all other amounts and items relating thereto. The Borrowing Base Reconciliation Report will also take into account the sale of Units and all other adjustments and limitations permitted or required by this Agreement. Each determination by the Lender, in its reasonable judgment, of the Borrowing Base, Eligible Collateral and the Collateral Value of the Borrowing Base, and each determination by the Lender, in its reasonable judgment, as to the amount of any Borrowing Base Advance to which Borrower is entitled, based on the information in the Borrowing Base Reconciliation Report (and all other amounts and items entering into such determinations), will be final, conclusive and binding upon Borrower. The Lender will provide a copy of each Borrowing Base Reconciliation Report to Borrower within 5 Business Days of receipt of the Collateral Inventory Report and accompanying Collateral Certificate.

         3.5 General. Anything in this ARTICLE 3 or the Loan Documents to the contrary notwithstanding, Borrower agrees that no limitation on any Advances specified herein will limit or otherwise change Borrower's obligations and liabilities under this Agreement, that Borrower will remain obligated to pay all costs, expenses, and fees required to be paid by Borrower pursuant to this Agreement and the other Loan Documents, and that Borrower will remain obligated to pay all costs, expenses, and fees now or hereafter arising in connection with acquisition, development, maintenance, occupancy, operation, and use of the Collateral.

         3.6 Appraisals.

                  (a) Appraisal Requirements. The form and substance of each Appraisal must be reasonably satisfactory to the Lender.

                  (b) Appraiser Engagement. Each Appraisal must be prepared by an appraiser selected and engaged by the Lender. Borrower will notify the Lender in writing that Borrower desires to obtain approval of a Subdivision or include a Unit or an Eligible Lot in Eligible Collateral for which no Appraisal then exists and will provide to the Lender all information necessary to allow an Appraisal to be ordered by the Lender. The Lender will engage an appraiser to perform an Appraisal only when it receives all information deemed necessary by the Lender and the appraiser for preparation of such Appraisal. Lender will have no liability to Borrower or any other Person with respect to delays in the Appraisal process. The Lender may employ a staff appraiser or a fee appraiser and Borrower will reimburse the Lender at the Lender's reasonable cost therefor.

                  (c) Appraisal Evaluation. Upon receipt of an Appraisal, the Lender will review the Appraisal and establish a Unit Appraised Value or a Eligible Lot Appraised Value, as applicable. The Lender will notify Borrower of such Unit Appraised Value or Eligible Lot Appraised Value and deliver to Borrower a copy of each Appraisal upon receipt.

                  (d) Additional Appraisals. Notwithstanding anything in this
         SECTION 3.6 to the contrary, the Lender may order updated Appraisals at the sole cost and expense of Borrower (i) if such Appraisals are required by any laws, rules, regulations, or generally applicable lending procedures; (ii) if the Lender determines in its reasonable discretion that there has occurred or is occurring a general deterioration in market conditions affecting any Approved Subdivision;
         (iii) upon the failure of Borrower to meet any absorption assumptions in an existing Appraisal; or (iv) with respect to Eligible Collateral, annually after receipt of the original Appraisal, in the sole and absolute discretion of the Lender. Any required adjustments to the Unit Collateral Value or the Eligible Lot Collateral Value as a result of such updated Appraisals will be made effective upon 30 days written notice from the Lender to Borrower setting forth the adjusted Unit Appraised Values or Eligible Lot Appraised Values based on the Lender's review of such reappraisals or valuations.

                  (e) Expenses. Borrower will reimburse the Lender for all reasonable costs and expenses incurred in the appraisal process and in establishing and monitoring appraised values. All reimbursement of Borrower to the Lender required by this SECTION 3.6 will be paid to the Lender within 15 days after notice from the Lender to Borrower.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement will become effective only upon satisfaction of the following conditions precedent, in each case as determined by the Lender in its sole and absolute discretion. If the conditions precedent are not satisfied (or waived by the Lender) on or before such deadline, the Lender may cancel this Agreement upon written notice to Borrower. The conditions precedent to be satisfied are as follows:

                  (a) Representations and Warranties Accurate. The representations and warranties by Borrower in the Loan Documents are correct on and as of the date of this Agreement and as of the Effective Date, as though made on and as of each such date.

                  (b) No Defaults. As of the date of this Agreement and as of the Effective Date, no Event of Default or Unmatured Event of Default will have occurred and be continuing, and Borrower will be in compliance with the Financial Covenants set forth in this Agreement.

                  (c) Borrower's Financial Condition. The Lender will be satisfied, in its sole and absolute discretion, with its review and analysis of the financial condition of Borrower as of the Effective Date.

                  (d) Documents. The Lender will have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to the Lender and its legal counsel, in their absolute and sole discretion:

                           (i) Loan Documents. This Agreement and such
                  amendments, ratifications, and confirmations of the other Loan Documents as the Lender may require in its sole discretion.

                           (ii) Partnership Documents. A partnership certificate
                  authorizing the general partner of Borrower to execute, deliver, and perform its obligations under this Agreement and the other documents to be executed and delivered by Borrower in connection herewith and ratifying and confirming the Liens and Encumbrances of the Lender on the Collateral.

                           (iii) Contracts. Copies of all construction contracts
                  entered into by Borrower executed in connection with the construction of the Approved Subdivisions and the Lots and Units therein.

                  (e) Other Items or Actions by Borrower. The Lender will have received such other agreements, documents, certificates (including bring-down certificates), and instruments, and Borrower will have performed such other actions, as the Lender may reasonably require.

                  (f) Payment of Costs, Expenses and Fees. All costs, expenses and fees to be paid by Borrower under the Loan Documents on or before the Effective Date will have been paid in full, including, without limitation, the applicable fees set forth or referenced in SECTION 2.6.

         4.2 Approval of Subdivisions. Approved Subdivisions as of the date hereof are listed on EXHIBIT D attached hereto and incorporated herein by reference. Borrower may, from time to time, request Lender to approve Subdivisions pursuant to this SECTION 4.2. Approval of new Subdivisions shall be at the sole and absolute discretion of the Lender, and the Lender shall have no obligation to approve such Subdivisions. In any event, the Lender will only consider approval of Subdivisions located in "Desert Mountain". When requesting consideration of a new Subdivision, Borrower, at Borrower's sole cost and expense, shall deliver to the Lender each of the following items, unless otherwise directed by Lender, and shall satisfy the following conditions precedent, unless otherwise waived by Lender (each of which items must be satisfactory to the Lender in its reasonable discretion and each of which conditions precedent must be satisfied, as determined by the Lender in its reasonable discretion, at all times that such Subdivision is considered an Approved Subdivision.

                  (a) Request. Borrower shall have submitted to the Lender a request in form satisfactory to the Lender for approval of such Subdivision.

                  (b) Representations and Warranties Accurate. The representations and warranties by Borrower in the Loan Documents are correct in all material respects.

                  (c) No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

                  (d) Ownership. Borrower shall be the owner of the Subdivision, subject only to Permitted Exceptions.

                  (e) Proposed Development. To the extent not included in the other items to be provided pursuant to this SECTION 4.2, Borrower shall have submitted to the Lender budgets, feasibility studies (if available), environmental and engineering reports and studies, proforma financial statements, income projections, development schedules and other information as the Lender may require to establish that the development of Lots and/or the construction and sale of Units on Lots in the Subdivision and the estimated costs, expenses and profits acceptable to the Lender in its sole and absolute discretion.

                  (f) Plat. Borrower shall have delivered to the Lender a preliminary parcel map, preliminary plat or survey of the Subdivision.

                  (g) Zoning Approvals. Borrower shall have provided to the Lender evidence that the Subdivision is subject to vested zoning consistent with its proposed uses.

                  (h) Preliminary Title Commitment. Borrower shall have provided to the Lender a preliminary title commitment for the Subdivision, prepared by the Title Company, together with a legible copy of each Schedule B item.

                  (i) Environmental Assessment. Borrower shall have delivered to the Lender a report of an environmental assessment which includes the Subdivision addressed to the Lender by an environmental engineer acceptable to the Lender containing such information, results, and certifications as are required by the Lender. Depending upon the results of the environmental assessment, Borrower will also provide such follow up testing, reports, and other actions as may be required by the Lender. The contents of the environmental assessment report and any follow up must be satisfactory to the Lender, in its sole and absolute discretion.

                  (j) Soils Tests. Borrower shall have provided the Lender a soils compaction test report for the Subdivision prepared by a licensed soils engineer reasonably satisfactory to the Lender showing the locations of, and containing boring logs for, all borings in the same form as those previously delivered to the Lender in connection with existing Approved Subdivisions.

                  (k) Marketing Information. Borrower shall have provided the Lender marketing information with respect to the Lots and Units to be developed in the Subdivision, including, to the extent available, floor plans, square footage, anticipated absorption, estimated Unit mix, Unit cost breakdowns, subdivision pro formas and anticipated gross margins.

                  (l) Budgets. Borrower shall have provided the Lender a budget and pro forma cash flow for the Subdivision and providing detail regarding projected sales revenues, hard and soft costs of construction, allocated overhead, and projected gross profit margins, with the budget, projected sales revenues, profit margins, and other financial and economic aspects of the proposed Project.

                  (m) Other. Borrower shall have provided the Lender such other documents and information as the Lender may reasonably request.

         4.3 Qualification of Eligible Lots as Eligible Collateral. Eligible Lots as of the date hereof are listed on the EXHIBIT E attached hereto and incorporated herein by reference. Borrower may, from time to time, request the Lender to approve an Eligible Lot as Eligible Collateral. Lender is under no obligation to accept into Eligible Collateral any Eligible Lot proposed by Borrower more frequently than twice in each Calendar Month. When requesting consideration of a new Eligible Lot, Borrower, at Borrower's sole cost and expense, shall deliver to the Lender each of the following items. Each of the items required by this Section must be satisfactory to the Lender in its sole and absolute discretion and each of the conditions precedent required to be satisfied pursuant to this Section must be satisfied, as determined by the Lender in its sole and absolute discretion, at all times that such Eligible Lot is included as Eligible Collateral:

                  (a) Eligible Lots in General.

                           (i) All of the conditions precedent in SECTION 4.2
                  have been and continue to be satisfied.

                           (ii) Either (A) all Off-Site Improvements in the
                  Subdivision are fully and finally completed, all dedications have occurred, all governmental acceptances and approvals have been obtained and are in full force and effect in order to permit the immediate construction and sale of Units within the Subdivision; or (B) to the extent that such Off-Site Improvements have not been completed within the Subdivision and will have received such assurances as the Lender reasonably requests with respect to the completion of such offsite improvements (which may include without limitation, payment and performance bonds covering such completion).

                  (b) Limitations. After giving effect to the addition of such Lots to Eligible Collateral as an Eligible Lot, the limitations and restrictions on Eligible Collateral in ARTICLE 3 are not violated.

         4.4 Qualification of Units as Eligible Collateral. Borrower may, from time to time, request the Lender to approve a Unit as Eligible Collateral. Lender is under no obligation to accept into Eligible Collateral any Units proposed by Borrower more frequently than twice in each Calendar Month. When requesting consideration of a new Unit, Borrower, at Borrower's sole cost and expense, shall deliver to the Lender each of the following items. Each of the items required by this Section must be satisfactory to the Lender in its reasonable discretion and each of the conditions precedent required to be satisfied pursuant to this Section must be satisfied, as determined by the Lender in its reasonable discretion, at all times that such Unit is included in Eligible Collateral:

                  (a) Inclusion in an Approved Subdivision. Such Lot is legally described as a Lot on a final subdivision plat or map or subdivision filing.

                  (b) Documents. Except to the extent already provided in the information submitted to and approved by the Lender pursuant to SECTIONS 4.2 or 4.3, to the extent applicable (unless there has been a material change in such information), Lender shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto:

                           (i) Approvals. If requested by the Lender, evidence
                  of all approvals of Governmental Authorities and other third parties necessary to permit the construction and sale of the Unit, including, without limitation, all applicable public reports, architectural committee approvals, and any other approvals required under the CC&Rs.

                           (ii) Contracts for Unit Construction. If requested by
                  the Lender, copies of all executed contracts between Borrower and any other Person (including, without limitation, the architect and each contractor or subcontractor for labor, materials, or services) relating to design and construction of Units within the Subdivision.

                           (iii) Final CC&Rs. Copies of the final CC&Rs for the
                  Approved Subdivision.

                           (iv) Purchase Contract . If such Unit is a Presold
                  Unit and if requested by the Lender, a copy of the fully executed Purchase Contract for such Unit.

                           (v) Unit Appraisal. A Unit Appraisal for the Unit in
                  question.

                           (vi) Unit Budget. A Unit Budget for the Unit in
                  question.

                           (vii) Unit Plans and Specifications. Unit Plans and
                  Specifications for the Unit in question.

                           (viii) Deed of Trust. If the Lot on which the Unit is
                  to be constructed has not previously been encumbered by a Deed of Trust, a first lien Deed of Trust, subject only to Permitted Exceptions, duly executed, acknowledged, delivered and recorded.

                           (ix) Impositions, Assessments, and Charges. Borrower
                  shall have provided the Lender with evidence that all Impositions and water, sewer, and other charges assessed against the Unit which are then due and payable have been paid in the amount required unless the Lender is able to verify such information from other sources of information reasonably available to the Lender.

                           (x) Completion of Filings and Recordings. Evidence of
                  the completion of all recordings and filings to establish or maintain the perfection and priority of the Liens and Encumbrances on such Unit granted in the Loan Documents.

                           (xi) Title Insurance. If the Unit has not previously
                  been encumbered by a Deed of Trust, (A) a new Title Policy or
                  (B) an endorsement to an existing Title Policy issued by a Title Company and in form satisfactory to the Lender. Such policy or endorsement will provide coverage (including without limitation, mechanic's lien coverage) satisfactory to the Lender and insure the Lender's interest under the applicable Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust, subject only to Permitted Exceptions. If the Unit has previously been encumbered by an insured Deed of Trust, Borrower will have provided an endorsement to such Title Policy, in form satisfactory to the Lender, eliminating any Schedule B items that are not Permitted Exceptions with respect to Units included in Eligible Collateral.

                  (c) Distressed Improvement Districts. Any improvement or assessment district in which the Unit is located is not insolvent under applicable law or subject to any bankruptcy or similar proceedings if such situation, in the reasonable opinion of the Lender, would have a material adverse impact on development of Units or directly or indirectly cause the Approved Subdivision in which the Unit is to be built to be subject to any suspension, disqualification, or disapproval by FHA, FNMA, VA, FHLMC, or any similar governmental or quasi-governmental agency that originates, purchases, insures or guarantees home mortgage loans, if the Approved Subdivision has been qualified with any such agency and Units in the Approved Subdivision are proposed to be sold with the benefits of such qualification.

                  (d) Limitations. After giving effect to the addition of such Unit to Eligible Collateral, the limitations and restrictions on Eligible Collateral in ARTICLE 3 are not violated.

                  (e) Other Items. Borrower shall have provided to the Lender such other agreements, documents, and instruments as the Lender may reasonably request.

                  (f) Other Actions. Borrower shall have performed such other actions as the Lender may reasonably request.

         4.5 Additional Conditions Precedent to All Borrowing Base Borrowing Base Advances Against Eligible Collateral. Notwithstanding the other provisions of this ARTICLE 4, the Lender will only be obligated to make Borrowing Base Advances against Eligible Collateral if Borrower, at Borrower's sole cost and expense, shall have delivered to the Lender each of the following items. Each of the items required by this Section must be satisfactory to the Lender in its reasonable discretion and each of the conditions precedent required to be satisfied pursuant to this Section must be satisfied, as determined by the Lender in its reasonable discretion:

                  (a) Representations and Warranties Accurate. The representations and warranties by Borrower to Lender shall be correct in all material respects on and as of the date of such Borrowing Base Advance, both before and after giving effect to such Borrowing Base Advance, other than matters disclosed by Borrower to the Lender and approved by all the Lender in its absolute and sole discretion.

                  (b) Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such Borrowing Base Advance, both before and after giving effect thereto.

                  (c) Subordination Agreement. Borrower shall have delivered the executed Subordination Agreement in form and substance satisfactory to Lender.

                  (d) Other Conditions Precedent. Borrower shall have satisfied all conditions precedent in SECTIONS 4.1, 4.2, 4.3, and 4.4, as applicable.

                  (e) Inspection Report. The Lender shall not have received written evidence from the Lender's inspectors or from the Lender's employees performing inspections for the Lender (i) that construction of any Unit constituting Eligible Collateral does not comply with the respective Unit Plans and Specifications in all material respects; and
         (ii) that Borrower has not completed each such Unit to the stage reported on the most recent Borrowing Base Reconciliation Report received by the Lender.

                  (f) Lien Waivers. If requested by the Lender, Borrower shall have provided the Lender with invoices and vouchers for the work for which the Borrowing Base Advance is requested and lien waivers for all work covered by prior Borrowing Base Advances. Such lien waivers may be conditional, so long as the only condition is receipt of payment for the work and Borrower includes with the conditional lien waiver a copy of the canceled check for payment or other evidence of payment.

                  (g) Approvals and Inspections by Governmental Authorities. If requested by the Lender, all inspections and approvals by Governmental Authorities required for the stage of completion of each Unit shall have been obtained and the Lender shall have received satisfactory evidence thereof or will have been provided access thereto satisfactory to the Lender, or shall have obtained such evidence upon inspection of the Approved Subdivision.

                  (h) Payment of Costs, Expenses, and Fees. All costs, expenses, and fees due to be paid by Borrower on or before the date of the Borrowing Base Advance under the Loan Documents shall have been paid in full.

                  (i) Draw Request. Borrower shall have delivered to the Lender a Draw Request for such Borrowing Base Advance.

                  (j) Limit on Total Outstanding. After giving effect to the requested Borrowing Base Advance, the Outstanding Borrowings shall not exceed the Available Borrowing Base Commitment and no remargining payment shall be required under SECTION 2.9.

         4.6 Additional Conditions Precedent to All Warehouse Advances Against Eligible Mortgages. Notwithstanding the other provisions of this ARTICLE 4 and in addition to the Requirements of SECTION 2.2(d), the Lender will only be obligated to make Warehouse Advances against Eligible Mortgages if Borrower, at Borrower's sole cost and expense, shall have delivered to the Lender each of the following items. Each of the items required by this Section must be satisfactory to the Lender in its sole and absolute discretion and each of the conditions precedent required to be satisfied pursuant to this Section must be satisfied, as determined by the Lender in its sole and absolute discretion:

                  (a) Mortgage Loan Criteria. Each Mortgage Loan must be (i) for not more than a ten (10) year term, (ii) with not less than a twenty percent (20%) downpayment and(iii) with principal and interest payments due not less frequently than quarterly.

                  (b) Credit Application. For each Eligible Mortgage Loan applied for after January 1, 1998, Lender must have received a substantially completed HUD 1003 application form in all material respects, acceptable to Lender.

                  (c) Default under Sale Agreement. There shall be no breach or default of a material nature by Borrower under the terms and conditions of the Loan Sale Agreement, nor the existence of any event which with the giving of notice or the passage of time would give rise to a breach and default thereunder.

                  (d) Other Conditions Precedent. Borrower shall have satisfied all conditions precedent in SECTIONS 4.1, 4.2, 4.3, 4.4 and 4.5, as applicable.

                  (e) Lender's Right to Lend. Notwithstanding anything contained herein to the contrary, Lender, in its sole and absolute discretion, may decide to accept Mortgage Loans as Collateral which do not satisfy any of the foregoing conditions precedent set forth in this Article, on a case by case basis, and make Warehouse Advances against such Mortgage Loans.

         4.7 Verification and Other Matters Relating to Conditions Precedent. Borrower authorizes the Lender and the Lender reserves the right, in its absolute and sole discretion, to verify any documents and information submitted to it in connection with this Agreement. Delay or failure by the Lender to insist on satisfaction of any condition precedent will not be a waiver of such condition precedent or any other condition precedent. The making of an Advance by the Lender will not be deemed a waiver by the Lender of the occurrence of an Event of Default or an Unmatured Event of Default.

                                    ARTICLE 5
                     BORROWER REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties. Borrower represents and warrants to the Lender as of the Effective Date and as of the various other dates specified in this Agreement on which such representations and warranties are to be accurate, complete, and correct the following:

                  (a) Partnership Authorization. Borrower is a Delaware limited partnership validly existing and in good standing under the laws of Delaware and qualified to do business in the state of Arizona and each other state in which Borrower conducts business, and Borrower has the requisite power and authority to execute, deliver, and perform the Loan Documents. The execution, delivery, and performance by Borrower of the Loan Documents have been duly authorized by all requisite action by Borrower and do not conflict with, or result in a violation of or a default under the certificate partnership or Partnership Agreement of Borrower. Borrower's headquarters and principal place of business is presently located in Scottsdale, Arizona. Borrower has all requisite power and authority to own its assets and to carry on its business.

                  (b) No Approvals, etc. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Governmental Authority or other Person is required (which has not been obtained) in connection with the execution, delivery, or performance (other than performance which is not yet due) by Borrower of the Loan Documents.

                  (c) No Conflicts. The execution, delivery, and performance by Borrower of the Loan Documents will not conflict with, or result in a violation of or a default under, (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets of Borrower is bound;
         (iii) any of the Approvals and Permits; or (iv) any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets of Borrower is bound.

                  (d) Execution and Delivery and Binding Nature of Borrower Loan Documents. The Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

                  (e) Accurate Information. To the best of Borrower's knowledge, all information in any loan application, financial statement (other than financial projections), certificate, or other document, and all other information delivered by or on behalf of Borrower to the Lender in connection with this transaction is correct and complete in all material respects as of the date thereof, and there are no omissions from any such information that result in any such information being materially incomplete, incorrect, or misleading as of the date thereof. Borrower has no knowledge of any material change in any such information. All financial statements (other than financial projections) heretofore delivered to the Lender by Borrower were prepared in accordance with the requirements in SECTION 6.4 and accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby in all material respects. All financial projections have been and will be prepared in accordance with the requirements of this Agreement, will be complete in all material respects as of the date thereof, and will be based on Borrower's best good faith estimates, compiled and prepared with due diligence, of the matters set forth therein. Since the Effective Date, no Material Adverse Change has occurred.

                  (f) Purpose of Advances. The purpose of each Advance is as set forth in SECTIONS 2.1(d) and 2.2(c). The purpose of Advances is a business purpose and not a personal, family, or household purpose.

                  (g) Legal Proceedings, Hearings, Inquiries, and
         Investigations. Except as disclosed to the Lender in writing:

                           (i) No legal proceeding, individually or in the
                  aggregate with related proceedings, involving a sum of $250,000 or more, is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change;

                           (ii) No hearing, inquiry, or investigation relating
                  to Borrower or any assets of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to Borrower could result in a Material Adverse Change; and

                           (iii) There are no suits, actions or proceedings
                  pending or threatened against Borrower or Affiliates of Borrower under any RICO Related Law that would have a material adverse effect on Borrower.

                  (h) No Event of Default or Unmatured Event of Default; Financial Covenant Compliance. No Event of Default and no Unmatured Event of Default has occurred and is continuing. Borrower is in compliance with each of the Financial Covenants as set forth in this Agreement.

                  (i) Approvals and Permits; Assets and Property. Borrower has obtained and there are in full force and effect all Approvals and Permits presently necessary for the conduct of the business of Borrower, and Borrower owns, leases, licenses or otherwise has rights to all assets necessary for conduct of the business and operations of Borrower, except as otherwise permitted pursuant to this Agreement, except for any failure to obtain and maintain in full force and effect any Approval or Permit or any failure to own, lease or license such assets that would not, individually or in the aggregate, (i) be materially adverse to the business, properties, assets, operations or condition (financial or otherwise) of Borrower or (ii) materially and adversely affect any Units, Lots or other property that is at any time included as Eligible Collateral. The assets of Borrower are not subject to any Liens and Encumbrances, other than (A) the Liens and Encumbrances created pursuant to this Agreement; (B) the Permitted Exceptions with respect to property encumbered by a Deed of Trust; and
         (C) with respect to other assets of Borrower that are not encumbered by a Deed of Trust, Liens and Encumbrances that have been taken into account in the preparation of financial statements and reports of Borrower delivered to the Lender. To the extent Borrower makes or intends to make sales of Units prior to the issuance of any applicable public reports, Borrower has, and will at all times maintain, all special exemption orders and other approvals and permits that are necessary or appropriate.

                  (j) Impositions. Except as otherwise permitted pursuant to
         SECTION 6.6, Borrower has filed or caused to be filed all tax returns (federal, state, and local) required to be filed by Borrower and has paid all Impositions and other amounts shown thereon to be due (including, without limitation, any interest or penalties) except for any failure to so file or to so pay that would not, individually or in the aggregate, be materially adverse to the business properties, assets, operations or condition (financial or otherwise) of Borrower.

                  (k) ERISA.

                           (i) Neither the execution and delivery of this
                  Agreement by Borrower, the borrowings hereunder, the performance by Borrower of the Obligations nor the consummation of any of the other transactions contemplated by this Agreement constitutes or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Code or
                  Section 406 of ERISA. Borrower has delivered to the Lender a complete and correct list of any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (a "PLAN").

                           (ii) Each Plan is in compliance in all material
                  respects with applicable provisions of ERISA, the Code and applicable foreign law. The Borrower has made all contributions to the Plans required to be made by it.

                           (iii) Except for liabilities to make contributions
                  and to pay Pension Benefit Guaranty Corporation (or any successor thereto) ("PBGC") premiums and administrative costs, Borrower has not incurred any material liability to or on account of any Plan under applicable provisions of ERISA, the Code or applicable foreign law, and no condition exists which presents a material risk to Borrower of incurring any such liability. No domestic Plan has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived, and no foreign Plan is in violation of any funding requirements imposed by applicable foreign law. None of Borrower, the PBGC or any other Person has instituted any proceedings or taken any other action to terminate any Plan.

                           (iv) The actuarial present value of all accrued
                  benefit liabilities under each domestic Plan and under each foreign Plan (based on the assumptions used in the funding of such Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such domestic Plan for which an annual report has been filed with the Internal Revenue Service or of such foreign Plan for which year-end actuarial information is available) did not exceed the current fair market value of the assets of such Plan as of such last day.

                           (v) None of the Plans is a "Multiemployer Plan" (as
                  defined in ERISA), and Borrower has not contributed or been obligated to contribute to any Multiemployer Plan at any time within the preceding six years.

                           (vi) Borrower qualifies as an "operating company"
                  within the meaning of United States Department of Labor Regulations Section 2510.3-101(c). Pursuant to such regulations, the assets of Borrower are not "plan assets" of any employee benefit plan subject to the fiduciary responsibility requirements of ERISA. The Loans represented by this Agreement are not prohibited loans or transactions under
                  Section 406 of ERISA.

                  (l) Compliance with Law. Other than noncompliance with applicable building codes which is not material, is not unusual in the ordinary course of business, and is correctable (and is in the process of being corrected) by Borrower, none of Borrower, the Approved Subdivisions, the Units, the Off-Site Improvements, or the Eligible Lots are in material violation of any law, ordinance, regulation, or rule (federal, state, or local).

                  (m) Unit Budgets, Unit Plans and Specifications, and Construction Contracts. Each Unit Budget (as updated from time to time) contains all costs, expenses, and fees anticipated to be incurred by Borrower in connection with the respective type of Unit. The Unit Plans and Specifications and related working drawings are a substantially accurate and complete description of the Unit. The construction contracts relating to the construction of the Unit provide for all work and materials anticipated to be necessary to construct and all payments necessary to pay for the construction of the Unit.

                  (n) Environmental Matters. To the best of Borrower's knowledge and except for matters disclosed to the Lender in writing pursuant to the questionnaires, information, reports, and certificates delivered pursuant to this Agreement, neither Borrower nor any of the Collateral is in violation of any Environmental Laws (as defined in the Environmental Agreement), or subject to any existing, pending, or to Borrower's knowledge, any threatened investigation by any Governmental Agency under any Environmental Laws. Borrower hereby acknowledges that the Lender has made a written request of Borrower for information concerning the environmental condition of the Collateral, including, without limitation, (A) the presence, alleged presence or threatened presence of Hazardous Substances (as defined in the Environmental Agreement) on, under, in, or about any of the Collateral or property adjacent to the Collateral other than naturally occurring radon; (B) the release, alleged release or threatened release of Hazardous Substances on, under, in, from, or about any of the Collateral or property adjacent to the Collateral; or (C) the presence of any underground storage tank on any real property constituting Collateral. Borrower has no actual knowledge or notice of the presence, alleged presence, threatened presence, release, alleged release, or threatened release of Hazardous Substances on, under, in, from, or about the Collateral or property adjacent to any of the Collateral, except as has been disclosed to the Lender in writing. As used herein, the term "release" means any release (including, without limitation, any discharge, disposal, dumping, emitting, emptying, escape, injection, leaching, leaking, pouring, pumping, or spilling) in violation of any applicable laws, rules, regulations or ordinances of any Governmental Authority.

                  (o) Special Representations and Agreements Relating to Collateral.

                           (i) Ownership. Except as permitted pursuant to
                  SECTION 6.3(b), Borrower is and will at all times be the legal and equitable owner of the Collateral, free and clear of all Liens and Encumbrances, except for Deeds of Trust encumbering such Collateral and the Permitted Exceptions.

                           (ii) Authority to Encumber. Borrower has, and will
                  continue to have, the full right and authority to encumber all of the Collateral, including each of the Units and Eligible Lots included or to be included in Eligible Collateral.

                           (iii) Validity of the Lien and Encumbrance Created by
                  each Deed of Trust. The Lien and Encumbrance created by each Deed of Trust is (A) legal, valid, binding and enforceable subject to any bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and (B) is first priority except for Permitted Exceptions.

                  (p) Full Disclosure. There is no material fact that Borrower has not disclosed to the Lender which could cause a Material Adverse Change with respect to Borrower or any subsidiaries of Borrower. Neither the financial statements nor any other certificate or document delivered herewith or heretofore by Borrower to the Lender in connection with negotiations of this Agreement and the Loan Documents contains any untrue statement of material fact or omits to state any material fact necessary to keep the statements contained herein and therein from being untrue or misleading.

                  (q) Use of Proceeds; Margin Stock. The proceeds of the Advances will be used by Borrower solely for the purposes specified in this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R.
         Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any Loan Documents to violate Regulation U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect. Borrower and Borrower's subsidiaries own no "margin stock".

                  (r) Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other law which regulates the incurring by Borrower of indebtedness, including but not limited to laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

                  (s) Memberships.

                           (i) Membership Availability Following Foreclosure.
                  Borrower acknowledges and agrees that Lender would not enter into this Agreement without the express written agreement of Borrower that, in the event of a foreclosure or trustee's sale of a Lot instituted by Lender, or deed in lieu thereof in favor of Lender, Borrower would make adequate arrangements to ensure that a Deferred Equity Golf Membership would be available for the ultimate purchaser of such Lot following such foreclosure, trustee's sale, or deed in lieu thereof. Accordingly, Borrower covenants and agrees that, in the event a Mortgage Borrower defaults on a Mortgage Note subject to this Agreement, resulting in the foreclosure, trustee's sale or deed "in lieu" of the Lot encumbered by the Mortgage securing such Mortgage Note, Borrower shall permit the substitute buyer (i.e., the third-party buyer who takes title through such foreclosure or trustee's sale or upon resale following Lender coming into title to the Lot through such foreclosure, trustee's sale or deed "in lieu") to receive a Deferred Equity Golf Membership, upon payment by Lender or such substitute buyer of (a) any unpaid charges against the defaulting Borrower's terminated Club membership account, (b) any Surrender Value (as hereinafter defined) that the Club actually may have paid to the defaulting Borrower, (c) an amount equal to the then-applicable Conversion Fee, if the affected Membership is a non-equity Membership, plus (d) an amount equal to twenty percent (20%) of the Membership Contribution in its full then-applicable amount. By way of example, but not limitation, if a Mortgage Borrower were in default under a Mortgage Note and Mortgage relating to a Lot with respect to which a 1992 non-equity Regular Membership (having a 75% Surrender Payment Benefit) was associated, and such default ultimately resulted in Lender acquiring title thereto pursuant to a foreclosure, trustee's sale, or deed "in lieu," and, thereafter, Lender sold the Lot to a third-party purchaser desirous of enjoying membership privileges in the Club, then Borrower would cause a Deferred Equity Golf Membership to be issued to such third-party purchaser upon the payment of any sums required under (a) and (b) above, if applicable, together with an amount equal to the then-applicable Conversion Fee (e.g., $31,250 if the Membership Contribution were then $125,000 and the defaulting Borrower held a "Type 20" Membership), plus an amount equal to twenty percent (20%) of the then-applicable Membership Contribution for a Deferred Equity Golf Membership (i.e., $25,000 if the Membership Contribution in effect at the time of such resale were $125,000).

                           (ii) Payment of Surrender Value. By way of continuing
                  covenant and agreement, when a Membership is surrendered, whether voluntarily or otherwise, and should Borrower determine the Dues Repayment Benefits or Surrender Payment Benefit (as those terms are defined in the governing documents of the Club, collectively herein, the

                  "Surrender Value") associated with such Membership is payable, and such Membership is associated with Lots encumbered by Mortgages subject to this Agreement, Borrower shall cause the Club to retain and/or pay, with respect to all such Memberships, the Surrender Value to the following recipients in the following order and priority, and, to the extent the amount of the Surrender Value is sufficient to cover such retentions and payments: first, the Club would deduct therefrom, for its own retention, an amount equal to all accrued and unpaid dues, fees, food and beverage charges, merchandise charges, late charges, and all other charges against the terminated Membership account and any outstanding principal and interest on any promissory notes payable to Borrower hereunder in connection with Borrower-financed Membership conversions, reservations or pre-purchased Memberships; second, the Club would pay Lender, or Lender's assignee as successor holder in due course of the related Mortgage Note, a sum equal to the amount of all accrued and unpaid principal, interest, and charges under such Mortgage Note; and third, the Club would pay the individual or entity designated in the applicable Membership Agreement the remaining balance, if any, of such Surrender Value.

                  (t) Representations and Warranties as to the Eligible Mortgage Loans. Borrower hereby represents and warrants to Lender that, as of the Closing Date:

                  As to each Eligible Mortgage Loan, except as otherwise disclosed in writing:

                           (i) Borrower is the sole owner and holder of such Mortgage Loan;

                           (ii) Borrower has full right and authority to assign such Mortgage Loan;

                           (iii) Such Mortgage Loan meets, or is exempt from,
                  applicable state or federal laws, regulations and other requirements, pertaining to usury; and any and all other requirements of any federal, state or local law including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan have been materially complied with;

                           (iv) The Mortgage Note, the Mortgage, and other agreements executed in connection therewith, are genuine, and each is the legal, valid and binding obligation of the maker thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                           (v) Borrower is assigning such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

                           (vi) To the best of Borrower's knowledge and belief, all Due Diligence Information requested by Lender was provided to Lender and was true and correct in all material respects, excluding Due Diligence information prepared by a party other than Borrower;

                           (vii) Each Mortgage is a valid and enforceable first lien on the related real property, which real property is free and clear of any loan having priority over the lien of the Mortgage, except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (iii) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage;

                           (viii) Neither Borrower nor any prior holder of the
                  Mortgage has modified the Mortgage Note or Mortgage in any material respect, or satisfied, canceled or subordinated any Mortgage Note or Mortgage in whole or in part or released all or any material portion of the real property from the lien of any Mortgage, or executed any instrument of release, cancellation or satisfaction;

                           (ix) All Mortgage Loans are covered by a generally acceptable insurance policy issued by, and is the valid and binding obligation of, First American Title Insurance Company, insuring Borrower, its successors and assigns, as to the first priority lien of any Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the real property is located or specifically referred to in the Appraisal performed in connection with the origination of the related Mortgage Loan and (C) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

                           (x) There is no default, breach, violation or event of acceleration existing under any Mortgage Note or related Mortgage and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, other than payments less than sixty (60) days past due on any Mortgage Note;

                           (xi) Any Mortgage Note or related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the real property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no homestead or other exemption available to the Mortgage Borrower which would interfere with such right to foreclose;

                           (xii) Each Lot encumbered by an Eligible Mortgage has the Membership attributed thereto, included with such Lot, as listed on EXHIBIT A attached hereto, which membership shall not be sold, transferred or surrendered; and

                           (xiii) Each Mortgage Loan is currently being serviced
                  by the Servicing Agent.

         As to each Eligible Mortgage Loan assigned hereunder, to the best of Borrower's knowledge and belief:

                           (i) Unless previously disclosed to Lender, all taxes and governmental assessments which, having priority over the lien of any Eligible Mortgage Loan is not more than sixty
                  (60) days delinquent or an escrow of funds in an amount sufficient to cover such payments has been established; and

                           (ii) There is no proceeding pending or threatened for the total or partial condemnation of any related real property.

         5.2 Representations and Warranties Upon Requests for Advances. Each request for an Advance will be a representation and warranty by Borrower to the Lender that the representations and warranties of Borrower in this ARTICLE 5 and elsewhere in the Loan Documents are correct and complete as of the date of the Advance request and as of the date that the Advance is made, except as otherwise disclosed to the Lender and approved by Lender, in its sole and absolute discretion, and that the conditions precedent in ARTICLE 4 are satisfied as of the date of the Advance.

         5.3 Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information. Each delivery by Borrower of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) will be a representation and warranty to the Lender that such financial statements, other documents, or information (other than financial projections) are correct and complete in all material respects, that there are no material omissions therefrom that result in such financial statements, other documents, or information being materially incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of the subject thereof as at the dates thereof and for the periods covered thereby. Each delivery by Borrower of financial projections is a representation and warranty to the Lender that such financial projections have been prepared in accordance with the requirements in this Agreement, are complete in all material respects as of the date thereof, and are based on Borrower's best good faith estimates, compiled and prepared with due diligence, of the matters set forth therein.

         5.4 Representations and Warranties Untrue. The failure of any representation or warranty of Borrower in this Article 5 to be true with respect to an Eligible Mortgage Loan shall not constitute and Event of Default under the Loan, however, any and all Mortgage Loans for which such representations and warranties have proved to be untrue shall no longer be Eligible Mortgage Loans and Borrower shall be required to meet the remargining requirements of
Section 2.11 based on the new Maximum Allowed Warehouse Advance after excluding the subject Mortgage Loans.


                                    ARTICLE 6
                         BORROWER AFFIRMATIVE COVENANTS

         Until the Commitment terminates in full and the Obligations are otherwise paid and performed in full, Borrower agrees to be bound by and to perform each of the covenants in this ARTICLE 6.

         6.1 Partnership Existence. Borrower will continue to be validly existing, and in good standing as a limited partnership under the law of the State of Delaware. Borrower will continue to be qualified to do business in the State of Arizona and under the laws of each state in which the nature of the activities of Borrower requires such qualification.

         6.2 Books and Records; Access. Borrower will maintain a standard, modern system of accounting (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, prospects, and results of operations) in accordance with GAAP. Borrower will also maintain complete and accurate records regarding the acquisition, development and construction of Units and Eligible Lots, including, without limitation, all construction contracts, architectural contracts, engineering contracts, field and inspection reports, applications for payment, estimates and analyses regarding construction costs, names and addresses of all contractors and subcontractors performing work or providing materials or supplies with respect to the development and construction of Units and Eligible Lots, invoices and bills of sale for all costs and expenses incurred by contractors and subcontractors in connection with the development and construction of Units and Eligible Lots, payment, performance and other surety bonds (if applicable), releases and waivers of lien for all such work performed and materials supplied by those contracting directly with the Borrower, evidence of completion of all inspections required by any Governmental Authority, certificates of substantial completion, notices of completion, any surveys, any as-built plans, Approvals and Permits, Purchase Contracts, escrow instructions, records regarding all sales of Units and Eligible Lots, and all other documents and instruments relating to the acquisition, development, construction and/or sale of Units and of Eligible Lots. Books and records required to be maintained by Borrower pursuant to this Section shall be maintained for a period of time following payment in full of the Obligations at least equal to the statute of limitations period within which the Lender would be entitled to commence an action with respect to the Obligations, except that books and records with respect to Collateral that has been released need only be retained for a period of 2 years following the date of release. During business hours Borrower will give representatives of the Lender access to all assets, property, books, records, and documents of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents. Upon request by the Lender, Borrower will provide the Lender with copies of the reports, documents, agreements, and other instruments described in this Section.

         6.3      Special Covenants Relating to Collateral.

                  (a) Defense of Title. Borrower will defend the Collateral, the title and interest therein of Borrower represented and warranted in each Deed of Trust, and the legality, validity, binding nature, and enforceability of each Lien and Encumbrance contained in each Deed of Trust and the first priority of each Deed of Trust against all matters, including, without limitation, (i) any attachment, levy, or other seizure by legal process or otherwise of any or all Collateral;
         (ii) except for Permitted Exceptions, any Lien or Encumbrance or claim thereof on any or all Collateral; (iii) any attempt to foreclose, conduct a trustee's sale, or otherwise realize upon any or all Collateral under any Lien or Encumbrance, regardless of whether a Permitted Exception and regardless of whether junior or senior to the Deed of Trust; and (iv) any claim questioning the legality, validity, binding nature, enforceability, or priority of any Deed of Trust. Borrower will notify the Lender promptly in writing of any of the foregoing and will provide such information with respect thereto as the Lender may from time to time request.

                  (b) No Encumbrances. Borrower will not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber, any of the Collateral covered by the Deeds of Trust or any interest therein or any fixtures thereof or proceeds thereof, except for (i) the Permitted Exceptions; (ii) sales and transfers in connection with releases permitted pursuant to
         SECTION 2.8; and (iii) with respect to Units and Eligible Lots, a transfer of legal title to such Units or Eligible Lots to a title company pursuant to a single beneficiary trust wherein such title company holds bare legal title and Borrower, as sole beneficiary, holds all equitable title subject to the Lien and Encumbrance of the applicable Deed of Trust.

                  (c) Further Assurances. Borrower will execute and deliver such further instruments and will do and perform all matters and things necessary or expedient to be done or performed for the purpose of effectively creating, maintaining and preserving the Collateral and the Liens and Encumbrances of the Lender on such Collateral.

                  (d) Utilities. Borrower will provide or cause to be provided all telephone service, electric power, storm sewer (if required), sanitary sewer (if required) and water facilities for each Eligible Lot and each Unit included in Eligible Collateral, and such utilities will be adequate to serve such Units and Eligible Lots. No condition will exist to affect Borrower's right to connect into and have adequate use of such utilities, except for the payment of normal connection charges or tap charges, development impact fees and except for the payment of subsequent charges for such services to the utility supplier.

                  (e) Contracts. Borrower will perform all of Borrower's obligations under any contracts and agreements relating to the construction of Units and Off-Site Improvements and will pay all amounts thereunder as and when due, except to the extent such amounts are contested in accordance with the definition of "Permitted Exceptions". Borrower will be the sole owner of all Unit Plans and Specifications or, to the extent that Borrower is not the sole owner of such Unit Plans and Specifications, Borrower will have the unconditional right to use such Unit Plans and Specifications in connection with the construction of Units. The Lender will not be restricted in any way in use of such Unit Plans and Specifications in connection with the construction of any Units, and Borrower will obtain all consents and authorizations necessary for the use of such Unit Plans and Specifications by the Lender.

                  (f) No Residential Use. Approved Subdivisions and all Units from time to time encumbered by a Deed of Trust are held only for construction and eventual sale to its first occupant upon or after release from the lien of the applicable Deed of Trust. Borrower (i) represents and warrants that Borrower has no intent to ever occupy any Unit as a residence or to lease or otherwise permit such occupancy of a Unit, and (ii) agrees that Borrower will never so occupy, lease or permit occupancy of any Unit by Borrower other than for a sales office or as a model home.

                  (g) Flood Insurance. Unless insurance in accordance with
         SECTION 6.8(c) will first have been obtained, no Unit in an Approved Subdivision will be located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  (h) Compliance with Permitted Exceptions. Borrower will keep and maintain in full force and effect all restrictive covenants, development agreements, easements and other agreements with Governmental Authorities and other Persons that are necessary or desirable for the use and occupancy of each Approved Subdivision and the sale of Units and Eligible Lots therein. Borrower will not default in any material respect under any such covenants, development agreements, easements and other agreements and will diligently enforce its rights thereunder.

                  (i) Title Policy Endorsements. If required by the Lender in its reasonable discretion, Borrower will have provided (i) such continuation endorsements and date down endorsements to the Title Policies, in form and substance satisfactory to the Lender in its absolute and sole discretion, as the Lender determines necessary to insure the priority of the Deeds of Trust as valid first liens on the Collateral; or (ii) an unconditional and irrevocable written commitment by the Title Company to issue such endorsements. Borrower agrees to furnish to the Title Company such surveys and other documents and information as the Lender or the Title Company may require for the Title Company to issue such endorsements.

                  (j) Improvement Districts. Without obtaining the prior written consent of the Lender, Borrower will not consent to, or vote in favor of, the inclusion of all or any part of the Collateral in any community facilities district formed pursuant to the Community Facilities District Act, ARS Section 48-701, et seq., as amended from time to time, or any other improvement district. Borrower will give immediate notice to the Lender of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include all or any part of the Collateral in a community facilities district or other improvement district. Upon prior written notice to Borrower, the Lender shall have the right to file a written objection to the inclusion of all or any part of the Collateral in a community facilities district or other improvement district, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such district.

                  (k) Borrower warrants and will defend the right, title and interest of Lender in and to the Mortgages against the claims and demands of all persons whomsoever. Borrower shall take all action necessary to assure Lender has, and will at all times have, a valid and perfected first priority security interest in each Mortgage.

                  (l) Borrower shall execute and deliver to Lender such Uniform Commercial Code financing statements with respect to the Collateral as Lender may request. Borrower also shall execute and deliver to Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Lender under this Agreement. Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arizona, or any other applicable law, in addition to all rights provided for herein.

                  (m) Borrower shall not amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Mortgages or any related rights, except upon the written consent of Lender.

                  (n) Other than as otherwise provided for herein this Agreement, Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement), any of the Collateral or any interest therein.

                  (o) Borrower shall perform all of its duties and obligations with respect to the Servicing Agreement.


         6.4 Information and Statements. Borrower will furnish to the Lender:

                  (a) Annual Reports. Within 90 days after the close of each fiscal year of Borrower (unless a different time is specified) the following:

                           (i) Annual Statements of Borrower. (A) an
                  unqualified, audited financial statement, reasonably acceptable to the Lender, prepared in accordance with GAAP on a consolidated basis, including balance sheets as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flows, and setting forth in comparative form the balance sheet, income statement, retained earnings and cash flow figures for the preceding fiscal year.

                           (ii) Other Reports. Such other annual reports,
                  documents, and schedules as the Lender may reasonably request from time to time.

                  (b) Quarterly Reports. The following quarterly reports, each within 45 days after the close of the first 3 quarterly periods of each fiscal year, each of which shall be certified true, complete, and materially correct to the Lender by an authorized officer of Borrower:

                           (i) Quarterly Financial Statements. Unaudited
                  financial statements for Borrower, including balance sheets as of the end of such period, statements of income and cash flow, in each case for the portion of the fiscal year ending with such fiscal period.

                           (ii) Quarterly Cash Flow Statements. Internally
                  prepared cash flow statements, in form and substance reasonably satisfactory to Lender, in each case for the portion of the fiscal year ending with such fiscal period.

                           (iii) Other Reports. Such other quarterly reports,
                  documents, and schedules as the Lender may reasonably request from time to time.

                  (c) Collateral Reports. The Collateral Inventory Report and the Collateral Certificate when required by this Agreement.

                  (d) Financial Covenant Compliance Information. All annual financial reports pursuant to SECTION 6.4(a)(i) and all quarterly financial reports pursuant to SECTION 6.4(b)(i) will also be accompanied by a compliance certificate signed by the chief financial officer of Borrower. Notwithstanding anything in this Agreement to the contrary, Borrower will be required to timely deliver such financial information as may be necessary to promptly and accurately calculate any financial ratio or covenant required under this Agreement even if such information is not specifically enumerated herein. Any review of any financial statements provided by Borrower used to test any financial ratio or covenant will not waive the Lender's rights to require further review or audit of such information or any rights if such further review or audit indicates financial information contrary to the financial statements provided by Borrower.

         6.5 Law; Judgments; Material Agreements; Approvals and Permits. Except for normal construction corrections occasioning temporary noncompliance which are corrected by Borrower with diligence and without substantial expense, Borrower will comply with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower, any Approved Subdivisions, any Eligible Lots, or any Units or the other assets, business, or operations of Borrower. Borrower will comply in all material respects with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower, any Approved Subdivisions, any Eligible Lots or any Units, or any of the other assets of Borrower are bound or affected. Borrower will comply with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Borrower, at Borrower's expense, will obtain and maintain in effect from time to time all Approvals and Permits required for the business activities and operations then being conducted by Borrower and as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

         6.6 Impositions and Other Indebtedness. Except for amounts being contested as provided in CLAUSE (b) of the definition of Permitted Exceptions, Borrower will pay and discharge (a) before delinquency all Impositions; (b) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets.

         6.7 Assets and Property. Borrower will maintain, keep, and preserve all of its assets (tangible and intangible) necessary or customary in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted.

         6.8 Insurance. Borrower will obtain and maintain the following insurance and will pay all related premiums as they become due:

                  (a) Property. Insurance of all Collateral against damage or loss by fire, lightning, and other perils, on an all-risks basis, such coverage to be in an amount not less than the full insurable value of such Collateral on a replacement cost basis. Such policy will be written on an all-risks basis, with no coinsurance requirement, and will contain a provision granting the insured permission to complete and/or occupy the Units or Eligible Lots, as applicable.

                  (b) Liability. Commercial general liability insurance protecting Borrower and the Lender against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability of not less than $1,000,000.00 per occurrence and $1,000,000.00 general aggregate. Also, "umbrella" excess liability insurance in an amount not less than $10,000,000.00 or such greater amount as the Lender may reasonably require. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

                  (c) Flood. If required by Lender, a policy or policies of flood insurance in the maximum amount of not less than $500,000.00 in the aggregate with respect to each Unit in an Approved Subdivision under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived with respect to Units in an Approved Subdivision upon presentation of evidence satisfactory to the Lender that no portion of the Unit in question is or will be located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

                  (d) Worker's Compensation. Worker's compensation insurance disability benefits insurance and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of employees of Borrower.

                  (e) Contractors. During the construction of any Unit or any Off-Site Improvements, any and all contractors and subcontractors will be required to carry liability insurance of the type and providing the minimum limits set forth below:

                           (i) Worker's Compensation. Worker's compensation
                  insurance, disability benefits insurance and each other form of insurance which such contractor is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the contractor who are located on or assigned to the construction of any Unit or Off-Site Improvements.

                           (ii) Liability. Comprehensive general liability
                  insurance coverage for:

                                Property and Operations
                                Products and Completed Operations
                                Contractual Liability
                                Personal Injury Liability
                                Broad Form Property Damage (including completed
                                   operations)
                                Explosion Hazard
                                Collapse Hazard
                                Underground Property Damage Hazard

                  Such policy will have a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

                  (f) Additional Insurance. Such other policies of insurance as the Lender may reasonably request in writing.

All policies for required insurance will be in form and substance satisfactory to the Lender in its reasonable discretion. Such insurance may be carried under blanket policies, so long as such policy provides the coverage for each Unit as provided in this SECTION 6.8 and otherwise complies with this SECTION 6.8. All required insurance will be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and reasonably approved by the Lender. Deductibles under insurance policies required pursuant to this SECTION 6.8 will not exceed the amounts approved from time to time by the Lender. Such companies must be authorized to write such insurance in the State of Arizona. Each company will be rated "A" or better by A.M. Best Co., in Bests' Key Guide, or such other rating acceptable to the Lender in the Lender's absolute and sole discretion. All property policies evidencing required insurance will name the Lender as first mortgagee and loss payee. All liability policies evidencing required insurance will name the Lender as additional insured. The policies will not be cancelable as to the interests of the Lender due to the acts of Borrower. The policies will provide for at least 30 days prior written notice of the cancellation or modification thereof to be given to the Lender. A certified copy of each insurance policy or, if acceptable to the Lender in its reasonable discretion, certificates of insurance evidencing that such insurance is in full force and effect, will be delivered to the Lender, together with proof of the payment of the premiums thereof. Prior to the expiration of each such policy, Borrower will furnish the Lender evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to the Lender in its reasonable discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this
SECTION 6.8.

         6.9 ERISA.

                  (a) Borrower will take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA, the Code and applicable foreign law until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

                  (b) No Plan will have any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), which deficiency could materially adversely affect the business, earnings, prospects, properties or condition (financial or otherwise) of Borrower.

                  (c) Borrower will take and fulfill all actions and conditions necessary to maintain, and will maintain, substantial compliance of any and all employee benefit plans established or maintained, or to which contributions are made, by Borrower with the requirements of ERISA and the rules and regulations adopted thereunder, in each case as in effect at the time.

                  (d) Borrower shall qualify at all times as an "operating company" pursuant to United States Department of Labor Regulation
         Section 2510.3-101(c). Borrower shall act to ensure that the assets of Borrower are not "plan assets" of any employee benefit plan subject to the fiduciary responsibility requirements of ERISA, or, subject to receipt of prior notice by the Lender and the Lender's consent thereto, Borrower shall ensure that an exemption from Section 406 of ERISA is available to cover the loan transaction with respect to each portion thereof.

         6.10 Commencement and Completion of Units. Borrower will cause construction of Units to be prosecuted and completed in good faith, with due diligence and in accordance with industry standards, and without delay subject to acts of God, labor strikes and other force majeure events beyond the reasonable control of Borrower. Borrower will cause Units to be constructed in a good and workmanlike manner; in substantial compliance with all applicable Requirements; and, unless otherwise consented to by the Lender in advance in writing in the absolute and sole discretion of the Lender, in substantial accordance with the respective Unit Plans and Specifications. Upon demand by the Lender, Borrower will correct any defect in its respective Units or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by the Lender, the respective Unit Plans and Specifications. Borrower understands and agrees that the inspection of the Units by or on behalf of the Lender, the review by the Lender or others acting on behalf of the Lender of Draw Requests and related documents and information, the making of Borrowing Base Advances by the Lender, any actions by the Lender under SECTION 6.12, and any other actions by the Lender will not be a waiver of the right to require compliance with this SECTION 6.10.

         6.11 Title Insurance; Title Insurance Claims. The Lender may determine from time to time the allocation of title insurance between parcels of Collateral, and the amount of title insurance coverage that Borrower is required to provide pursuant to all Title Policies (provided that the aggregate amount of title insurance shall not be required to exceed the Borrowing Base Commitment Amount) and the Lender may enter into such agreements with each Title Company as the Lender reasonably deems appropriate including, without limitation, aggregation agreements, which shall contain such terms and conditions as the Lender may reasonably require. The Lender may, from time to time, in its reasonable discretion, (a) require endorsements to Title Policies including, without limitation, endorsements insuring against any mechanics', materialmen's, or other Liens and Encumbrances affecting the Collateral; (b) require co-insurance with respect to the Title Policies; and/or (c) disapprove title insurance companies and require that Borrower obtain Title Policies from other title insurers acceptable to the Lender. The Lender may require separate Title Policies with respect to each Subdivision or groupings of Subdivisions. Borrower acknowledges that pursuant to aggregation agreements, Title Policies issued by the same Title Company may be grouped together to create a single insurance coverage amount that applies to all collateral covered by such Title Policies. If a Title Company pays any claims under any Title Policies and if the Lender advises Borrower that the Lender has determined that the remaining coverage is insufficient, in the reasonable discretion of the Lender, Borrower will take any and all action necessary to cause the total liability under the Title Policies to remain at or to be increased to the original liability notwithstanding the payment of such claim or claims, including without limitation, providing any supplemental Title Policies or endorsements or reinsurance agreements if requested by the Lender, the cost of which will be paid by Borrower. Upon payment of any such claims, Borrower will obtain and provide to the Lender any and all documentation reasonably requested by the Lender to ensure that the maximum coverage provided for hereunder will not have been diminished as a result of the payment of such claims.

         6.12 Rights of Inspection; Correction of Defects.

                  (a) Generally. The Lender and its respective agents, employees, and representatives will have the right at any time and from time to time to enter upon the Collateral in order to inspect the Collateral and all aspects thereof.

                  (b) Inspector(s). Commencing in the first full Calender Month of the Loan and continuing every other Calendar Month thereafter, an officer of the Lender shall inspect the Collateral pursuant to this
         SECTION 6.12. Commencing in the second full Calendar Month of the Loan and continuing every other Calendar Month thereafter, Lender shall employ outside inspectors to perform the inspection duties set forth in this SECTION 6.12.

                  (c) Miscellaneous. Any inspections or determinations made by the Lender or lien waivers, receipts, or other agreements, documents, and instruments obtained by the Lender are made or obtained solely for the Lender's own benefit and not in any way for the benefit or protection of Borrower. The Lender may accept and rely on any information from an architect, any other Person providing labor, materials, or services for Units or Eligible Lots, Borrower, or any other Person as to labor or materials furnished or incorporated in the Units or the Eligible Lots and the cost and payment therefor and as to all other matters relating to construction of the Units and the Off-Site Improvements without the necessity of verifying such information. The Lender will not have any obligation to Borrower to ensure compliance by contractor, engineer, or any other Person in carrying out construction of the Units or Off-Site Improvements.

         6.13 Verification of Costs. The Lender will have the right at any time and from time to time to review and verify all costs, expenses, and fees in each Unit Budget and each Eligible Lot Budget. Based on its review and verification of costs, expenses, and fees in each Unit Budget and each Eligible Lot Budget, the Lender will have the right to (a) adjust any and all such budgeted amounts and (b) reduce or increase the applicable Collateral Values; PROVIDED, HOWEVER, that once the Maximum Allowed Borrowing Base Advance for an item of Eligible Collateral has been determined, that Maximum Allowed Borrowing Base Advance amount is not subject to increase, notwithstanding any subsequent Appraisal and notwithstanding any increase in an Unit Budget; HOWEVER, the Maximum Allowed Borrowing Base Advance amount is subject to increase or decrease based on subsequent events, such as updated Appraisals and subsequent change orders.

         6.14 Use of Proceeds of Advances. Borrower will use proceeds of Advances only for the purposes described in SECTION 2.1(b) and 2.2.(c).

         6.15 Further Assurances. Borrower will promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as the Lender may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of the Lender in the Collateral and the rights and remedies of the Lender under the Loan Documents. Without limiting the foregoing, to the extent that the Lender determines from time to time that additional Deeds of Trust, amendments to Deeds of Trust, financing statements, subordinations, and other documents are required in order to perfect all Liens and Encumbrances in favor of the Lender, and cause all Collateral encumbered by any of the Deeds of Trust to be subject only to Permitted Exceptions, Borrower will execute and deliver such documents, instruments and other agreements as the Lender may request.

         6.16 Costs and Expenses of Borrower's Performance of Covenants and Satisfaction of Conditions. Borrower will perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

                                    ARTICLE 7
                               FINANCIAL COVENANTS

         7.1 Minimum Net Worth Covenant. At all times during the term of this Commitment, Borrower shall maintain a minimum Net Worth in the amount of $62,500,000. "NET WORTH" shall be determined in accordance with GAAP and shall include capital, surplus, retained earnings, plus deferred revenue from Golf Course Memberships less the sum of all intangible assets (other than intangible membership costs). If Borrower's Net Worth ever drops below $62,500,000, Borrower will have 15 days after prior written notice from Lender to comply with this covenant or a Financial Covenant Default will be deemed to have occurred.

                                    ARTICLE 8
                           BORROWER NEGATIVE COVENANTS

         Until the Commitment terminates in full and the Obligations are otherwise paid and performed in full, Borrower agrees to be bound by and to comply with each of the covenants in this ARTICLE 8:

         8.1 Fundamental Changes. Unless otherwise consented to by Lender in writing, Borrower will not dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any Person; PROVIDED, HOWEVER, that the foregoing shall not operate to prevent: (a) mergers or consolidations of any subsidiary of Borrower into Borrower or a sale, transfer or lease of assets by any such subsidiary to Borrower; or (b) a transaction otherwise prohibited pursuant to this SECTION 8.1 but that results in the Obligations being paid and performed in full and the termination of the Commitment.

         8.2 Prohibition on Sales of Assets. Except for encumbrances permitted pursuant to SECTION 8.9, Borrower will not convey, sell, lease, encumber, transfer or otherwise dispose of to any Person, in one transaction or a series of transactions, all or substantially all of Borrower's business or property. In addition, Borrower will not convey, sell, lease, encumber, transfer or otherwise dispose of to any Affiliate of Borrower, in one transaction or a series of transactions, any property of Borrower which would violate any covenant of Borrower set forth herein including, without limitation, the Financial Covenants. However, the restrictions in this SECTION 8.2 do not preclude the Liens and Encumbrances created pursuant to the Loan Documents or the sale of Eligible Lots and Units in the ordinary course of Borrower's business and in compliance with the requirements of this Agreement.

         8.3 Prohibition on Amendments to Organic Agreements. Borrower will not amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws in any manner that would materially affect the validity and enforceability of the Obligations or Borrower's ability to borrow hereunder, or that would materially impair any security for the Obligations.

         8.4 Lines of Business. Borrower (directly or through any subsidiaries or other Persons) will not engage to any substantial extent in any line or lines of business activity other than (a) the business of developing residential real property, and constructing Units and Off-Site Improvements and selling Units and Eligible Lots; (b) business directly related thereto; (c) the business of originating home mortgage loans; (d) construction and management of golf courses and other recreational developments (e) other lines of business actively engaged in as of the date hereof; and (f) other lines of business related to homebuilding, construction, real estate development and recreation development and management. Borrower will not cease to engage in the business of developing residential real property and constructing and selling Units.

         8.5 No Development Projects Outside the Ordinary Course of Business. Borrower will not undertake any development project outside the ordinary course of business without the prior written consent of Lender in its sole and absolute discretion.

         8.6 Issuance of Additional Securities. Borrower will not issue any new capital stock or any debt securities that are convertible into, or exchangeable for, capital stock, except pursuant to normal and customary employee stock options pursuant to employee stock option plans that have been approved in advance by the Lender in its reasonable discretion.

         8.7 Loans. Except for loans to Persons in Borrower's ordinary course of business as a homebuilder, Borrower will not make or allow loans to Borrower's Affiliates or to any other Person.

         8.8 Other Financing. Borrower will not finance the housing construction in any Approved Subdivision that contains Eligible Lots or Units that are included in Eligible Collateral with lenders other than the Lender.

         8.9 No Further Indebtedness. Borrower will not incur any indebtedness to any Person other than (a) indebtedness incurred pursuant to this Agreement;
(b) trade payables and accruals incurred in the ordinary course of Borrower's business as now conducted and other indebtedness incurred in the ordinary course of Borrower's business as now conducted; (c) indebtedness arising in connection with payment and performance bonds obtained by Borrower in the ordinary course of business; (d) indebtedness reasonably approved by Lender including, without limitation, the financing of subdivisions not approved by Lender hereunder; (e) loans from Crescent subordinated to the same extent as the Crescent Notes not to exceed Ten Million and No/100 Dollars ($10,000,000.00) and (e) sales and options back that, under GAAP, must be treated as indebtedness. Notwithstanding the foregoing, Borrower may not incur any indebtedness if the effect of incurring such indebtedness would be to cause or contribute to a breach of the Financial Covenants set forth in ARTICLE 7 (on a pro forma basis).

         8.10 Transactions with Affiliates. Borrower will not enter into, or cause, suffer, or permit to exist, any arrangement or contract with any of its Affiliates, including, without limitation, any management contract, except any currently existing management contracts which are reflected in the financial statements of Borrower and any renewals thereof, unless such transaction is on terms that are no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arms' length basis from a Person that is not an Affiliate.

         8.11 Investments. Other than as previously disclosed to Lender and except as expressly permitted by the Loan Documents, Borrower will not make any investment in any Person in excess of $100,000 in the aggregate (including, without limitation, entering into any joint venture, partnership, or similar arrangement) without prior written approval of Lender in its reasonable discretion.

         8.12 Negative Pledge. With the exception of Liens and Encumbrances on collateral (other than the Collateral) granted to a particular lender to secure indebtedness from that lender permitted pursuant to SECTION 8.9, no asset of Borrower will be pledged or otherwise become subject to any Lien or Encumbrance to any Person without the prior written approval of the Lender in its sole and absolute discretion.

                                    ARTICLE 9
                                EVENTS OF DEFAULT

         9.1 Events of Default. Each of the following will be an event of default (an "EVENT OF DEFAULT"):

                  (a) Payments. Failure by Borrower (i) to pay any payment of interest within the time period required pursuant to SECTION 2.4(a) and the expiration of 10 Business Days after written notice from Lender
         (ii) to pay, within 5 Business Days of the due date, any principal, including without limitation pursuant to SECTION 2.9 or SECTION 2.11;
         (iii) to pay and perform all of the Obligations on the Maturity Date;
         (iv) to pay when due any other amount pursuant to the Loan Documents and the expiration of 10 Business Days after notice of such failure is given by the Lender to Borrower without such failure being cured; or (v) to cause Net Sales Proceeds or other amounts payable under SECTION 2.4(c) to be paid to the Lender in accordance with SECTION 2.4(c) by 11:00 a.m. (Phoenix, Arizona time) on the first Business Day after the day the Lender notifies Borrower in writing of the failure by the Lender to receive any such amounts.

                  (b) Specified Defaults. Failure of Borrower to comply with any of the Financial Covenants and the expiration of 30 Business Days after written notice from Lender.

                  (c) Other Defaults. Except as otherwise provided in this
         SECTION 9.1, failure of Borrower to perform any other obligation not involving the payment of money, or to comply with any other term or condition applicable in any of the Loan Documents, and the expiration of 30 days after written notice of such failure is given by the Lender to Borrower without such failure being cured to Lender's reasonable satisfaction.

                  (d) Representations and Warranties. Any representation or warranty made by Borrower in any of the Loan Documents or otherwise (other than as otherwise provided in SECTION 5.4 of this Agreement and the last paragraph of SECTION 2 of the Pledge Agreement) with respect to any information now or hereafter delivered by Borrower to the Lender in obtaining the Commitment, in negotiating and entering into this Agreement, in obtaining each Advance or otherwise in connection with the Obligations is materially incomplete, incorrect, or misleading as of the date made or renewed, and the expiration of 30 Business Days after written notice from Lender of such failure.

                  (e) Insolvency. Borrower (i) is unable or admits in writing Borrower's inability to pay Borrower's monetary obligations as they become due; (ii) makes a general assignment for the benefit of creditors; or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee (other than a trustee under a deed of trust), receiver, or other custodian for Borrower or any material portion or all of the property of Borrower, or in the absence of such application, consent, or acquiescence by Borrower a trustee, receiver, or other custodian is appointed for Borrower or any or all of the property of Borrower.

                  (f) Bankruptcy. Commencement of any case under the Bankruptcy Code (Title 11 of the United States Code) or commencement of any other bankruptcy, arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against Borrower.

                  (g) Dissolution, etc. The dissolution, or liquidation of Borrower; the consolidation or merger of Borrower with any other Person where Borrower is not the surviving entity; or the taking of any action by Borrower toward a dissolution, liquidation, consolidation or merger where Borrower is not the surviving entity (other than in connection with a transaction that results in the Obligations being paid and performed in full and the termination of the Commitment).

                  (h) Claims. Borrower or any other Person on behalf of Borrower claims that any Loan Document to which it is a party is not legal, valid, binding, and enforceable against Borrower, that any lien, security interest, or other encumbrance securing any of the obligations under the Loan Documents is not legal, valid, binding, and enforceable, or that the priority of any lien, security interest, or other encumbrance securing any of the obligations in the Loan Documents is different than the priority represented and warranted in the Loan Documents.

                  (i) Failure to Maintain Insurance. Any of the insurance coverages required pursuant to SECTION 6.8 actually lapses or expires without being replaced by other insurance policies that comply with
         SECTION 6.8 prior to such lapse or expiration, and the expiration of one (1) Business Day after notice from Lender.

                  (j) Default Under Other Indebtedness. A default occurs in the payment when due (after giving effect to any applicable notice and grace periods), whether by acceleration or otherwise, of any indebtedness of Borrower in an aggregate amount exceeding $250,000, and the expiration of 15 Business Days after written notice from Lender of such default.

                  (k) Judgments. Any judgment or order for the payment of money in excess of $250,000 (not covered by insurance subject to customary deductibles) is rendered against Borrower either (i) enforcement proceedings are commenced by any creditor upon such judgment or order and expiration of 15 Business Days after written notice from Lender of such commencement; or (ii) such judgment or order is not vacated, stayed, satisfied, discharged or bonded pending appeal within 60 days from the entry thereof.

                  (l) Foreclosure Proceedings. Filing of any foreclosure proceeding, giving notice of a trustee's sale, or any other action by any Person, other than the Lender, to realize upon any of the Collateral under any Lien or Encumbrance on any or all of the Collateral, regardless of whether such Lien or Encumbrance is a Permitted Exception and regardless of whether junior or senior to the Deed of Trust, and the expiration of 15 Business Days after written notice from Lender.

                  (m) RICO. The filing of formal charges by any Governmental Authority, including, without limitation, the issuance of any indictment, under any RICO Related Law against Borrower or any Affiliate of Borrower that has a material adverse effect on Borrower.

         9.2 Remedies. Upon the occurrence of any Event of Default and at any time thereafter, for so long as such Event of Default is continuing:

                  (a) Suspension and Termination of Commitment. Upon the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default, the Lender shall declare the Commitment of the Lender to make Advances to be suspended, whereupon any obligation to make further Advances will immediately be suspended.

                  (b) Acceleration. Upon the occurrence of an Event of Default, the Lender may declare the Obligations to be immediately due and payable in full, whereupon all of the principal, interest and other Obligations will forthwith become due and payable in full without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                  (c) Delivery of Contracts, Etc. Borrower will, upon request of the Lender, deliver to the Lender all surveys, plans and specifications, building permits, construction contracts and subcontracts, plats and other maps, lien releases, subdivision reports, annexation documents, declarant's rights, marketing material and other documents, permits, licenses and contracts which are necessary to complete construction and marketing of the Units and Eligible Lots, and Borrower will, on request of the Lender, assign to the Lender such of Borrower's rights thereunder as the Lender may request.

                  (d) Enforcement of Rights. The Lender may enforce any and all rights and remedies under the Loan Documents, the Deeds of Trust and all other documents delivered in connection therewith and against any or all Collateral and shall pursue all rights and remedies available at law or in equity.

                  (e) Receivers. Without limiting any other rights and remedies to which it is entitled, the Lender may, at its option, without notice to Borrower or without regard to the adequacy of the Collateral for the payment of the Obligations, have appointed one or more receivers of the Collateral, and Borrower does hereby irrevocably consent to such appointment, with such receivers having all the usual powers and duties of receivers in similar cases, including the full power to maintain, sell, dispose and otherwise operate the Collateral upon such terms that may be approved by a court of competent jurisdiction.

                  (f) Payments. The Lender may direct all escrow companies and closing agents to pay over to the Lender directly all moneys to which Borrower is entitled and held by such parties in pending escrows.

         9.3 Protective Advances. The Lender, at any time following the occurrence and during the continuance of an Event of Default or an Unmatured Event of Default, may, but will not be obligated to, make Protective Advances. All Protective Advances are an obligation of the Borrower and will be due and payable by Borrower within 5 days of written demand. The making of a Protective Advance by the Lender will not be deemed a waiver by the Lender of the occurrence of an Event of Default or an Unmatured Event of Default.

         9.4 Completion of Construction. After an Event of Default, the Lender may take all action necessary to complete the construction of any Off-Site Improvements or Units and expend all sums necessary therefor including, without limitation, to cause an independent contractor selected by Lender to enter into possession of any Approved Subdivision and to perform any and all work and labor necessary for the completion of the Units and Eligible Lots thereon and to perform Borrower's obligations under this Agreement. The Lender may, but will not be obligated to, make Borrowing Base Advances from time to time to pay all costs and expenses of such completion and such amounts will be due and payable within 5 days of written demand and will be added to the outstanding principal amount of all Borrowing Base Advances. The Lender will not have any duty to account to Borrower for any such expenditures. All amounts advanced by the Lender, and all other charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Lender, in exercising any right, power or remedy conferred by this Agreement, the Deeds of Trust or any other Loan Document, or in the enforcement hereof, or in the protection of the Collateral or the completion of the Collateral, are an obligation of Borrower and shall bear interest at the Variable Rate, prior to the occurrence of an Event of Default or Unmatured Event of Default, and at the Default Interest Rate thereafter, from the date advanced, paid or incurred until repaid by Borrower. All such amounts so advanced, incurred or paid will be secured by the Deeds of Trust and the Collateral.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 The Lender's Obligations to Borrower Only and Disclaimer by Lender. No Person, other than Borrower or Lender, will have any rights hereunder or be a third-party beneficiary hereof. The Lender is not a joint venturer or a partner with Borrower.

         10.2 Survival. The representations, warranties, and covenants of Borrower in the Loan Documents will survive the execution and delivery of the Loan Documents and the making of Advances to Borrower.

         10.3 Integration. The Loan Documents contain the complete understanding and agreement of Borrower and the Lender with respect to the transactions contemplated by this Agreement and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. If there is any conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement will control.

         10.4 Effect of Certain Actions. Delay or failure by the Lender to insist on performance of any obligation when due or compliance with any other term or condition in the Loan Documents will not operate as a waiver thereof or of any other obligation, term or condition or of the time of the essence provision. Acceptance of late payments will not be a waiver of the time of the essence provision, the right of the Lender to require that subsequent payments be made when due, or the right of the Lender to declare an Event of Default if subsequent payments are not made when due.

         10.5 Binding Effect. The Loan Documents will be binding upon and will inure to the benefit of the Lender and Borrower and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation will be void.

         10.6 Severability. If any provision or any part of any provision of the Loan Documents is unenforceable, the enforceability of the other provisions and the remainder of the subject provision, respectively, will not be affected and they will remain in full force and effect.

         10.7 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF ARIZONA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES OF ARIZONA. EXCEPT WITH RESPECT TO ACTIONS TO REALIZE UPON SECURITY WHICH MAY BE BROUGHT IN THE STATE IN WHICH SUCH SECURITY IS LOCATED, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE STATE COURTS OF ARIZONA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE SAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         10.8 Time of Essence; Time for Performance. Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor. Whenever any performance under the Loan Documents is stated to be due on a day other than a Business Day or whenever the time for taking any action under the Loan Documents would fall on a day other than a Business Day, then unless otherwise specifically provided in the Loan Documents the due date for such performance or the time for taking such action, as the case may be, will be extended to the next succeeding Business Day, and such extension of time will be included in the computation of interest or fees, as the case may be.

         10.9 Notices and Demands. Except to the extent otherwise provided herein, all demands or notices under the Loan Documents will be in writing and mailed or hand-delivered to the respective party hereto at the address specified below or such other address as will have been specified in a written notice. Any demand or notice mailed will be mailed first-class mail, postage-prepaid, return-receipt-requested and will be effective upon the earlier of (a) actual receipt by the addressee, and (b) the date shown on the return-receipt. Any demand or notice not mailed will be effective upon actual receipt by the addressee:

         To Borrower:           Desert Mountain Properties Limited Partnership
                                10550 E. Desert Hills Drive
                                Scottsdale, Arizona 85262
                                Attention: Jeff L. Fitzgerald and Jim Ekins

         With Copies to:        Fennemore Craig PC
                                3003 North Central Avenue, Suite 2600
                                Phoenix, Arizona 85012-2913
                                Attention:  Ronald L. Ballard, Esq.

         To Lender:             National Bank of Arizona
                                3101 North Central Avenue
                                Phoenix, Arizona 85012
                                Attention: Marshall D. Wong

         With Copies to:        Snell & Wilmer L.L.P.
                                One Arizona Center
                                Phoenix, Arizona 85004-0001
                                Attention: Craig K. Williams

         10.10 Indemnification of the Lender. Borrower agrees to indemnify, hold harmless, and on demand defend the Lender and its respective stockholders, directors, officers, employees, agents, and representatives for, from, and against any and all damages, losses, liabilities, costs, and expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees) arising from any claim or demand in respect of the Loan Documents, the Collateral, or the transactions described in the Loan Documents and arising at any time, whether before or after payment and performance of the Obligations in full, excepting any such matters arising solely from the gross negligence or willful misconduct of the indemnitee. The obligations of Borrower and the rights of the Lender under this Section will survive payment and performance of the Obligations in full and will remain in full force and effect without termination.

         10.11 Headings; References. The headings at the beginning of each section of the Loan Documents are solely for convenience and are not part of the Loan Documents. References in this Agreement to "Sections", "Articles", and "Exhibits" refer to the Sections and Articles in this Agreement and the Exhibits to this Agreement, unless otherwise noted.

         10.12 Number and Gender. In the Loan Documents the singular will include the plural and vice versa and each gender will include the other genders.

         10.13 Waiver of Statute of Limitations. BORROWER WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, THE RIGHT TO PLEAD ANY STATUTES OF LIMITATIONS AS A DEFENSE TO PAYMENT OR PERFORMANCE OF ANY OR ALL OF THE OBLIGATIONS.

         10.14 Waivers by Borrower. Borrower (a) waives, to the full extent permitted by law, presentment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices or demand of any kind (except notices specifically provided for in the Loan Documents); and (b) agrees that the Lender may enforce the Loan Documents against Borrower without first having sought enforcement against any Collateral.

         10.15 No Brokers. Except as disclosed by Borrower to the Lender in writing prior to the date of this Agreement, Borrower represents and warrants that it knows of no broker's or finder's fee due in respect of the transaction described in this Agreement and that it has not used the services of a broker or a finder in connection with this transaction.

         10.16 Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Telecopied signature pages will be acceptable, provided originally signed signature pages are provided to each of the other parties by overnight courier.

         10.17 Duty to Act in Good Faith. To the extent required by applicable law, each of the parties to this Agreement agrees to act in good faith with respect to all of its rights, privileges, duties, and obligations under this Agreement.

         10.18 Jury Waiver. BORROWER AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

                                   ARTICLE 11
                         LIST OF EXHIBITS AND SCHEDULES

         11.1 List of Exhibits The following Exhibits are incorporated into this Agreement as if set forth fully in the body of this Agreement:

                   Exhibit A      Schedule of Lots and Memberships for Eligible
                                  Mortgage Loans

                   Exhibit B-1    Form of Mortgage Note
                   Exhibit B-2    Form of Mortgage
                   Exhibit C      Collateral Documents
                   Exhibit D      Approved Subdivisions
                   Exhibit E      Eligible Lots


         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

BORROWER:                          DESERT MOUNTAIN PROPERTIES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By: Desert Mountain Development Corporation, a Delaware corporation, General Partner


                                        By: /s/ JEFF FITZGERALD
                                           -------------------------------------
                                        Name:   Jeff Fitzgerald
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------


LENDER: NATIONAL BANK OF ARIZONA, a national banking association


                                   By:  /s/ MARSHALL D. WANG
                                      ------------------------------------------
                                   Name:    Marshall D. Wang
                                        ----------------------------------------
                                   Title:   Vice President
                                         ---------------------------------------

                                    EXHIBIT A


                          DESCRIPTION OF MORTGAGE LOANS

                                   EXHIBIT B-1

                              FORM OF MORTGAGE NOTE

                                 PROMISSORY NOTE

       (20% Down; Monthly Payments; 10-Year "Mortgage Style" Amortization)

$_________________                                   DATE: ____________, 19___

         For value received, _____________________________ ("Buyer", which term shall also include successors in interest, and, when the sense so requires, shall be construed to include the plural as well as the singular), promises to pay to the order of Desert Mountain Properties Limited Partnership, a Delaware limited partnership, at 10550 E. Desert Hills Drive, Scottsdale, Arizona 85262, or at such other address as may be designated by written notice, the sum of $___________________ with interest from and after the Closing Date, as provided below.

         Principal and interest shall be paid (in the absence of acceleration upon default) in 120 consecutive monthly installments, with the first installment due on the date ("First Installment Due Date") which is one month following _____________________ , 19____ [insert the Closing Date] and with subsequent monthly installments payable on the same date of each succeeding month until this Note is paid in full. Should the Closing Date or the First Installment Due Date fall on a date not included in any following calendar month (e.g., the 29th, 30th or 31st), then the resulting due date shall be the immediately preceding date that is so included. Interest shall be charged on unpaid principal under this Note until the full amount of the principal has been paid. The initial interest rate hereunder shall be ___% (being 1% over the Prime Rate, as defined below). The interest rate hereunder shall change in accordance with the terms of this Note. Monthly installments shall be applied first to interest and then to principal. If, on the 10th anniversary of the Closing Date, any amounts are still owing under this Note, those amounts shall be paid in full on that date (the "Maturity Date"). The amount of the initial monthly installment under this Note is $_______________.

         The interest rate under this Note may change on the first anniversary of the Closing Date, and on that day every 12th month thereafter. Each date on which the interest rate could change shall be called the "Change Date" (if the Closing Date is February 29, the Change Date shall be February 28 where applicable). The interest rate hereunder shall be based on the prime rate of interest announced in Phoenix, Arizona by Bank of America, or its successors (the "Prime Rate"). Immediately following each Change Date, the holder of this Note, or its servicing agent, will calculate the new interest rate hereunder by adding 1% to the Prime Rate; provided, however, that in no event shall the interest payable for any 12-month period be in excess of 16%. The holder of this Note, or its servicing agent, will then determine the amount of the monthly installment that would be sufficient to repay the unpaid principal that is owed at the Change Date in full on the Maturity Date at the new rate of interest in substantially equal payments. The result of this calculation shall be the new amount of the monthly installment due under this Note. The new interest rate shall become effective on each Change Date. The amount of the new monthly installment shall be due beginning with the first monthly installment due after the Change Date until the amount of the monthly installment changes again in accordance with the terms of this Note.

         The holder of this Note, or its servicing agent, shall deliver to Buyer notice of any changes in the interest rate and the amount of the new monthly installment before the due date of any installment affected by such change.

         The entire unpaid principal of this Note, or any number of increments of $1,000, together with accrued interest at the prevailing rate, may be prepaid at any time without notice or penalty.

         If any installment due hereunder is not received within 20 days of its due date, Buyer shall pay a delinquency charge equal to 5% of the amount of such payment to cover the extra expense involved in handling delinquent payments. Acceptance of a late payment not accompanied by such delinquency charge shall not preclude holder from thereafter collecting such charge.

         If any installment due hereunder is not received within 20 days of its due date, or any default occurs under the deed of trust securing this Note which is not cured within 20 days, all amounts due hereunder (including the whole of the principal amount) shall thereafter bear interest at the rate of 18% per annum and the whole of the principal, interest and other charges evidenced by this Note may at once, at the option of the holder, be declared immediately due and payable; provided, however, that interest on the unpaid balance shall revert to the normal rate provided for herein at the inception of the monthly installment payment period following the curing of all delinquencies, including payment of delinquency charges and increased interest.

         In the event it becomes necessary, or advisable, to place this Note in the hands of an attorney for collection, or to enforce the deed of trust securing this Note by proceedings in court or by Trustee's sale, Buyer agrees to pay all reasonable attorneys' fees incurred by the holder and other costs occasioned by such action.

         Buyer, the endorsers, sureties and guarantors of this Note severally waive presentment, protest and demand, notice of protest, of demand and of dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Buyer, the endorsers, sureties and guarantors hereof. If this Note is executed by more than one person or entity, the obligations hereunder shall be joint and several.

         All amounts due hereunder are payable in lawful money of the United States of America.

         This Note is secured by a deed of trust of even date which contains, among other things, a due on sale clause, encumbering the following described real property situated in Maricopa County, Arizona:

LOT ________, DESERT MOUNTAIN PHASE _________, UNIT _______ , ACCORDING TO THE PLAT OF RECORD IN THE MARICOPA COUNTY RECORDER'S OFFICE.

BUYER: ___________________________

BUYER: ___________________________

ADDRESS: _________________________

         _________________________

--------------------------------------------------------------------------------
NOTE: THIS FORM OF NOTE IS BEING PROVIDED FOR INFORMATIONAL PURPOSES ONLY. SELLER'S OFFERED FINANCING DESCRIBED HEREIN IS SUBJECT TO APPROVED CREDIT. SUCH CREDIT APPROVAL MAY BE CONDITIONED UPON AN INCREASE IN THE DOWN PAYMENT REQUIRED AT CLOSE OF ESCROW.
--------------------------------------------------------------------------------

                                FORM OF "A" NOTE

                                 PROMISSORY NOTE

       (25% Down; Monthly Payments; 20-Year "Mortgage Style" Amortization
                             with 7-Year "Balloon")


$______________________                                DATE: __________, 19____

         For value received, __________________ ("Buyer", which term shall also include successors in interest, and, when the sense so requires, shall be construed to include the plural as well as the singular), promises to pay to the order of Desert Mountain Properties Limited Partnership, a Delaware limited partnership, at 10550 E. Desert Hills Drive, Scottsdale, Arizona 85262, or at such other address as may be designated by written notice, the sum of $__________, with interest from and after the Closing Date, as provided below.

         Principal and interest shall be paid (in the absence of acceleration upon default) as follows:

         (1) 83 monthly installments, with the first installment due on the date ("First Installment Due Date") which is one month following __________________, 19____ [insert the Closing Date] and with subsequent monthly installments payable on the same date of each succeeding month thereafter. Should the Closing Date or the First Installment Due Date fall on a date not included in any following calendar month (e.g., the 29th, 30th or 31st), then the resulting due date for any such affected month shall be the immediately preceding date that is so included. The initial interest rate hereunder shall be ____% (being 1% over the Prime Rate, as defined below). The interest rate hereunder shall change in accordance with the terms of this Note. Monthly installments shall be applied first to interest and then to principal. The amount of the initial monthly installment under this Note is $______________.

         (2) one final payment of all outstanding principal and accrued interest then remaining unpaid, together with all other amounts payable hereunder, such final payment to be made on the seventh anniversary of the Closing Date (the "Maturity Date").

         Interest shall be charged on unpaid principal under this Note until the full amount of the principal has been paid.

         The interest rate under this Note may change on each anniversary of the Closing Date during the term of this Note. Each date on which the interest rate could change shall be called the "Change Date" (if the Closing Date is February 29, the Change Date shall be February 28 where applicable). The interest rate hereunder shall be based on the prime rate of interest announced in Phoenix, Arizona by Bank of America, or its successors (the "Prime Rate"). Immediately following each Change Date, the holder of this Note, or its servicing agent, will calculate the new interest rate hereunder by adding 1% to the Prime Rate which was in effect on each such Change Date; provided, however, that in no event shall the interest payable for any 12-month period be in excess of 16%. The holder of this Note, or its servicing agent, will then determine the amount of the monthly installment that would be sufficient to repay the unpaid principal that is owed at the Change Date in full 240 months following the Closing Date at the new rate of interest in substantially equal payments. The result of this calculation shall be the new amount of the monthly installment due under this Note. The new interest rate shall become effective on each Change Date. The amount of the new monthly installment shall be due beginning with the first monthly installment due after the Change Date until the amount of the monthly installment changes again in accordance with the terms of this Note.

         The holder of this Note, or its servicing agent, shall deliver to Buyer notice of any changes in the interest rate and the amount of the new monthly installment before the due date of any installment affected by such change.

         The entire unpaid principal of this Note, or any number of increments of $1,000, together with accrued interest at the prevailing rate, may be prepaid at any time without notice or penalty.

         If any installment due hereunder is not received within 20 days of its due date, Buyer shall pay a delinquency charge equal to 5% of the amount of such payment to cover the extra expense involved in handling delinquent payments. Acceptance of a late payment not accompanied by such delinquency charge shall not preclude holder from thereafter collecting such charge.

         If any installment due hereunder is not received within 20 days of its due date, or any default occurs under the deed of trust securing this Note which is not cured within 20 days, all amounts due hereunder (including the whole of the principal amount) shall thereafter bear interest at the rate of 18% per annum and the whole of the principal, interest and other charges evidenced by this Note may at once, at the option of the holder, be declared immediately due and payable; provided, however, that interest on the unpaid balance shall revert to the normal rate provided for herein at the inception of the monthly installment payment period following the curing of all delinquencies, including payment of delinquency charges and increased interest.

         In the event it becomes necessary, or advisable, to place this Note in the hands of an attorney for collection, or to enforce the deed of trust securing this Note by proceedings in court or by Trustee's sale, Buyer agrees to pay all reasonable attorneys' fees incurred by the holder and other costs occasioned by such action.

         Buyer, the endorsers, sureties and guarantors of this Note severally waive presentment, protest and demand, notice of protest, of demand and of dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Buyer, the endorsers, sureties and guarantors hereof. If this Note is executed by more than one person or entity, the obligations hereunder shall be joint and several.

         All amounts due hereunder are payable in lawful money of the United States of America.

         This Note is secured by a deed of trust of even date which contains, among other things, a due on sale clause, encumbering the following described real property situated in Maricopa County, Arizona:

LOT ______, DESERT MOUNTAIN PHASE _______, UNIT ______, ACCORDING TO THE PLAT OF RECORD IN THE MARICOPA COUNTY RECORDER'S OFFICE.

BUYER: ___________________________

BUYER: ___________________________

ADDRESS: _________________________

         _________________________

--------------------------------------------------------------------------------
NOTE: THIS FORM OF NOTE IS BEING PROVIDED FOR INFORMATIONAL PURPOSES ONLY. SELLER'S OFFERED FINANCING DESCRIBED HEREIN IS SUBJECT TO APPROVED CREDIT. SUCH CREDIT APPROVAL MAY BE CONDITIONED UPON AN INCREASE IN THE DOWN PAYMENT REQUIRED AT CLOSE OF ESCROW.
--------------------------------------------------------------------------------

                                FORM OF "B" NOTE

                                   EXHIBIT B-2

                                FORM OF MORTGAGE

Recording Requested by:
FIRST AMERICAN TITLE

When recorded mail to:


--------------------------------------------------------------------------------

                                  DEED OF TRUST

                                                                ESCROW NO.
DATE:

TRUSTOR:

ADDRESS:

BENEFICIARY:      DESERT MOUNTAIN PROPERTIES LIMITED PARTNERSHIP, a Delaware
                  limited partnership 10550 E. Desert Hills Drive, Scottsdale,
                  AZ 85262

TRUSTEE: FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, formerly known as First American Title Insurance Company of Arizona
                  111 W. Monroe, Phoenix, AZ 85003 (602) 252-5941

Property in Maricopa County, State of Arizona, described as:

Lot _____, of DESERT MOUNTAIN PHASE __________, UNIT according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book _____ of Maps, Page _____ .

Together with any buildings, improvements and fixtures thereon.

This Deed of Trust is made on the above date between the Trustor, Trustee and Beneficiary above named.

WITNESSETH: That Trustor irrevocably grants and conveys to Trustee in Trust, with Power of Sale, the above described real property together with leases, rents, issues, profits, or income thereof; SUBJECT TO existing taxes, assessments, liens, encumbrances, covenants, conditions, restrictions, rights of way, and easements of record.

FOR THE PURPOSE OF SECURING:

A. Performance of each agreement of Trustor herein contained.

B. Payment of the indebtedness evidenced by a promissory note of even date herewith, and any modifications, replacement, extension or renewal thereof, in the principal sum of $___________executed by Trustor in favor of Beneficiary or order.

C. Payment of all sums advanced hereunder with interest thereon.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST. TRUSTOR AGREES:

1. To keep said property in good condition; to comply with all covenants, conditions and restrictions affecting said property; not to commit or permit waste thereof; and not to commit, suffer, or permit any act upon said property in violation of law.

2. To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses of Beneficiary and Trustee, including costs of evidence of title and attorneys' fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear or be named, and in any suit brought by Beneficiary or Trustee to foreclose this Deed of Trust.

3. To pay before delinquent, all taxes and assessments affecting said property; when due, all encumbrances, charges, and liens, with interest, on said property or any part thereof, which appear to be prior or superior hereto, to pay all costs, fees, and expenses of this Trust, including, without limiting the generality of the foregoing, the fees of Trustee for issuance of the Deed of Release and Full Reconveyance, and all lawful charges, costs, and expenses in the event of reinstatement of, following default in, this Deed of Trust or the obligations secured hereby.

         Should Trustor fail to make any payment or to do any act as herein provided, the Beneficiary or Trustee, without obligation hereof, may: (a) make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee, (b) pay, contest, or compromise any encumbrance. charge, or lien which in the judgment of either appears to be prior or superior hereto; and, (c) in exercising any such powers, pay necessary expenses, employ counsel, and pay his reasonable fees.

4. To pay immediately and without demand all sums expended by Beneficiary or Trustee pursuant to the provisions hereof, together with interest from date of expenditure at the default rate as is provided for in the note secured by this Deed of Trust (18% per annum). Any amounts so paid by Beneficiary or Trustee and such interest thereon shall become a part of the debt secured by this Deed of trust and a lien on said property or immediately due and payable at option of Beneficiary or Trustee.

IT IS MUTUALLY AGREED:

5. That any award of damages in connection with any condemnation or any taking for public use, or for injury to the property by reason of public use, or for damages for private trespass or injury thereto, is assigned and shall be paid to Beneficiary as further security for all obligations secured hereby (reserving unto the Trustor, however, the right to sue therefor and the ownership thereof subject to this Deed of Trust), and upon receipt of such monies Beneficiary may, at its option, hold the same as such further security, or apply the same to obligations secured hereby or release the same to Trustor.

6. That time is of the essence of this Deed of Trust and that by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

7. That at any time or from time to time, and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and said note for endorsement, and without liability therefor, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, and without affecting the security hereof for the full amount secured hereby on all property remaining subject hereto, and without the necessity that any sum representing the value or any portion thereof of the property affected by the Trustee's action be credited on the indebtedness, the Trustee may: (a) release and reconvey all or any part of said property; (b) consent to the making and recording, or either, of any map or plat of the property or any part thereof;
(c) join in granting an easement thereon; (d) join in or consent to any extension agreement or any agreement subordinating the lien, encumbrance, or charge hereof.

8. That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon the surrender of this Deed of Trust and said note to Trustee for cancellation and retention and upon payment of its fees. Trustee shall release and reconvey, without covenant or warranty, expressed or implied, the property then held hereunder. The recitals in such reconveyance of any matters or fact shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

9. That as additional security, Trustor hereby gives to and confers upon Beneficiary the right, power, and authority, during the continuance of this Trust, to collect the property income, reserving to Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such property income as it becomes due and payable. Upon any such default, Beneficiary may at any time, without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of said property or any part thereof, in his own name sue for or otherwise collect such property income, including the past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of such property income, and the application thereof as aforesaid, shall not cure or waive any default or notice of trustee's sale hereunder or invalidate any act done pursuant to such notice.

10. Beneficiary may, at its option, declare immediately due and payable all sums secured by this Deed of Trust if Trustor (a) executes or delivers any pledge, security agreement, mortgage, deed of trust, assignment or other instrument of hypothecation, covering all or any portion of the Property or any interest therein; or (b) sells or transfers all or any portion of the Property or any interest therein without obtaining Beneficiary's prior written consent which consent may be given or withheld in Beneficiary's sole discretion. Consent to one sale or transfer will not be deemed to be a waiver by the Beneficiary of the right to require consent to any other or further sale or transfer. As used herein, the words "sale" and "transfer" include any sale or conveyance of any of Trustor's right, title or interest in the Property, whether legal or equitable, whether voluntary or involuntary, whether by outright sale, deed, installment sale contract, land contract, contract for deed, lease with option to purchase, lease for a term in excess of three (3) years, creation of any lien or other encumbrance subordinate to the lien of this Deed of Trust, or the dissolution of Trustor or any change in the control of Trustor.

11. That upon default by Trustor in the payment of any indebtedness secured hereby or in performance of any agreement hereunder which is not cured within 20 days, Beneficiary may declare all sums secured hereby immediately due and payable without notice to Trustor. Upon such default Beneficiary may deliver to Trustee a written notice thereof, setting forth the nature thereof, and of election to cause to be sold said property under this Deed of Trust. In such event Beneficiary shall also deposit with Trustee this Deed of trust, said Note, and all documents evidencing expenditures secured hereby.

         In such event Trustee shall record and give notice of trustee's sale in the mariner required by law, and after the lapse of such time as may then be required by law, Trustee shall sell, in the manner required by law, said property at public auction at the time and place fixed by it in said notice of Trustee's sale to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone or continue the sale by giving notice of postponement or continuance by public declaration at the time and place last appointed for the sale. Trustee shall deliver to such purchaser its Deed conveying the property so sold, but without any covenant or warranty, expressed or implied. Any persons, including Trustor, Trustee, or Beneficiary, may purchase at such sale.

         After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale and reasonable attorneys' fees. Trustee shall apply the proceeds of sale to payment of: All sums then secured hereby and all other sums due under the terms hereof, with accrued interest; and the remainder, if any, to the person or persons legally entitled thereto, or as provided in A.R.S. Section 33-812. To the extent permitted by law, an an action may be maintained by Beneficiary to recover a deficiency judgement for any balance due hereunder. Beneficiary may also foreclose this Deed of Trust as a realty mortgage.

12. That Beneficiary may appoint a successor Trustee in the manner prescribed by law. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all the predecessor's title, estate, rights, powers, and duties. Trustee may resign by mailing or delivering notice thereof to Beneficiary and Trustor.

13. That this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, and assigns. The term Beneficiary shall mean the owner and holder of the note secured hereby, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural. If this Deed of Trust is executed by more than one person or entity they shall be jointly and severally liable hereunder.

14. That Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

         The undersigned Trustor requests that a copy of any notice of Trustee's sale hereunder be mailed to him at this address hereinbefore set forth.


                                         --------------------------------------

                                         --------------------------------------

STATE OF ARIZONA         )
                         ) ss.
County of Maricopa       )

This instrument was acknowledged and executed before me this _____ day of _______________, 19____ by _____________________________________.

My Commission Expires:

                                         --------------------------------------
                                         Notary Public

                                    EXHIBIT C

                              COLLATERAL DOCUMENTS


1. REQUIRED DELIVERIES: Each Warehouse Advance Request shall include the following:

         A. Mortgage Note. Unless otherwise approved by Lender in its absolute and sole discretion, Borrower shall deliver to Lender the original Mortgage Note evidencing the indebtedness secured by the applicable Eligible Mortgage Loan, duly executed by the mortgagor to Borrower as payee.

         B. Endorsement. A blank endorsement by Borrower of the Mortgage Note, duly executed by Borrower.

         C. Mortgage. A copy of the Mortgage securing the Mortgage Note certified by Borrower and by the closing attorney or title company presiding at the closing to be a true and complete copy of the original which is being recorded. The certified copy of the Mortgage must be a photocopy which shows due execution by the individual(s) who has (have) executed the corresponding Mortgage Note. The Mortgage must accurately describe the Mortgage Note which it is intended to secure, and the Mortgage must be prepared in accordance with the local recording requirements.

         D. Assignment. A duly executed assignment to Lender of each Mortgage, of the indebtedness secured thereby, and of all documents and rights related to each Mortgage Loan, including the right to any casualty insurance proceeds or condemnation awards. This instrument must accurately describe the Mortgage which it is intended to assign, must be in recordable form, and be otherwise satisfactory to Lender.

2. OTHER DELIVERIES: If requested by Lender, each Advance Request shall also include the following:

         A. Commitment for Title Insurance. A commitment for the issuance of an ALTA title insurance loan policy in favor of Borrower and its successors and assigns, in the amount of the original principal balance of the Mortgage Loan. The interim title binder or commitment must obligate the title insurance company to issue a policy insuring that the Mortgage is a valid first lien on the premises described in the Mortgage, with only exceptions permitted by Lender. The title binder or commitment must be countersigned by an authorized representative or agent of the applicable title insurance company.

         B. Appraisal. With respect to each Mortgage Loan, a copy of the Appraisal.

         C. Insurance. Originals or certified copies of all fire and casualty insurance policies, in form and issued by companies reasonably satisfactory to Lender, covering the premises covered by each Mortgage, including, if applicable, insurance against flood hazards, or a certificate of the insurance underwriter evidencing the same, certifying that such insurance is in full force and effect. The policy must stipulate that losses are payable in favor of Borrower and its assigns.

         D. Disclosure and Settlement Statements. Certified copies of all settlement statements (including, without limitation, the HUD-1) and any disclosure statements required under the Federal Truth-in-Lending Act and the provisions of Regulation Z of the Federal Reserve Board, and any applicable disclosure statements required under the Real Estate Settlement Procedures Act. All disclosure statements must include all the necessary signatures of the involved parties.

                        EXHIBITS "D" and "E" (COMBINED)

               SCHEDULE OF APPROVED SUBDIVISONS AND ELIGIBLE LOTS

       Approved Subdivisions                               Eligible Lots (as of 5/13/98*)
       ---------------------                               ------------------------------
Desert Mountain Phase 11, Unit Nine                        32,35,38
(Cochise Ridge) Part Four
(Plat recorded in Book 382 of Maps,
Page 13, Maricopa County, Arizona)

Desert Mountain Phase 11, Unit Nineteen                    2, 3, 4, 8, 10, 11, 12, 13, 14, 16, 17, 18, 22, 26, 27,
(The Village of Desert Horizons)                           28, 29, 30, 33, 34, 35, 36, 37, 40, 41, 43
(Plat recorded in Book 404 of Maps,
Page 15, Maricopa County, Arizona).

Desert Mountain Phase 11, Unit Twenty-One                  52,54,61
(The Village of Desert Greens)
(Plat recorded in Book 420 of Maps,
Page 19, Maricopa County, Arizona).

Desert Mountain Phase 11, Unit Twenty-Two                  1 through 38, inclusive, and 42, through 47,
(The Village of Desert Hills)                              inclusive
(Plat recorded in Book 431 of Maps,
Page 24, Maricopa County, Arizona)

Desert Mountain Phase 11, Unit Twenty-Three                6,13,22,24,25,30,31
(The Apache Cottages)
(Plat recorded in Book 429 of Maps,
Page 40, Maricopa County, Arizona)

Desert Mountain Phase 11, Unit Twenty-Five                 1 through 18, inclusive
(The Village of Renegade Trail)
(Plat recorded in Book 450 of Maps,
Page 32, Maricopa County, Arizona)

Desert Mountain Phase 11, Unit Twenty-Six                  35 through 61, inclusive
(The Apache Cottages, Part 2)
(Plat recorded in Book 460 of Maps,
Page 4 1, Maricopa County, Arizona)

*NOTE: Lots with homes closing escrow after 5/13/98 shall no longer be considered "Eligible Lots."